                                                                    Exhibit 10-F


                                CREDIT AGREEMENT

                         ------------------------------

                                  By and among
                           WASHINGTON ENERGY COMPANY,
                                  as Borrower,

                       THE FIRST NATIONAL BANK OF CHICAGO,
                          SEATTLE-FIRST NATIONAL BANK,
                     THE INDUSTRIAL BANK OF JAPAN, LIMITED,
                               ABN AMRO BANK N.V.,
                                BANK OF MONTREAL,
                   FIRST INTERSTATE BANK OF WASHINGTON, N.A.,
                           NATIONSBANK OF TEXAS, N.A.,
                       U.S. BANK OF WASHINGTON, N.A., and
                                   CIBC INC.,

                                 as Lenders, and

                       THE FIRST NATIONAL BANK OF CHICAGO,
                                    as Agent

                         ------------------------------

                                  $250,000,000

                         ------------------------------

                                 March 31, 1995


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                                TABLE OF CONTENTS

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
ARTICLE I        DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . .    1

         Section 1.1    Certain Defined Terms . . . . . . . . . . . . . . . . . .    1
         Section 1.2    General Principles Applicable to
                        Definitions   . . . . . . . . . . . . . . . . . . . . . .   13
         Section 1.3    Accounting Terms  . . . . . . . . . . . . . . . . . . . .   13

ARTICLE II       THE FACILITY . . . . . . . . . . . . . . . . . . . . . . . . . .   13

         Section 2.1    The Facility  . . . . . . . . . . . . . . . . . . . . . .   13
         Section 2.2    Committed Advances  . . . . . . . . . . . . . . . . . . .   14
         Section 2.3    Competitive Bid Advances  . . . . . . . . . . . . . . . .   16
         Section 2.4    Fees  . . . . . . . . . . . . . . . . . . . . . . . . . .   20
         Section 2.5    General Facility Terms. . . . . . . . . . . . . . . . . .   20
         Section 2.6    Lending Installations . . . . . . . . . . . . . . . . . .   25
         Section 2.7    Withholding Tax Exemption . . . . . . . . . . . . . . . .   25

ARTICLE III      CHANGE IN CIRCUMSTANCES. . . . . . . . . . . . . . . . . . . . .   26

         Section 3.1    Yield Protection  . . . . . . . . . . . . . . . . . . . .   26
         Section 3.2    Changes in Capital Adequacy Regulations . . . . . . . . .   27
         Section 3.3    Availability of Rate Options  . . . . . . . . . . . . . .   27
         Section 3.4    Funding Indemnification . . . . . . . . . . . . . . . . .   28
         Section 3.5    Lender Statements; Survival of Indemnity  . . . . . . . .   28

ARTICLE IV       CONDITIONS TO EFFECTIVENESS AND TO LENDING . . . . . . . . . . .   28

         Section 4.1    Conditions to Effectiveness of Agreement  . . . . . . . .   28
         Section 4.2    Conditions to Initial Advance . . . . . . . . . . . . . .   29
         Section 4.3    Conditions to All Advances  . . . . . . . . . . . . . . .   30

ARTICLE V        REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . .   30

         Section 5.1    Corporate Existence and Power . . . . . . . . . . . . . .   30
         Section 5.2    Corporate Authorization . . . . . . . . . . . . . . . . .   30
         Section 5.3    Government Approvals, Etc . . . . . . . . . . . . . . . .   31
         Section 5.4    Binding Obligations, Etc  . . . . . . . . . . . . . . . .   31
         Section 5.5    Litigation  . . . . . . . . . . . . . . . . . . . . . . .   31
         Section 5.6    Financial Condition . . . . . . . . . . . . . . . . . . .   31
         Section 5.7    Taxes . . . . . . . . . . . . . . . . . . . . . . . . . .   32
         Section 5.8    Laws, Orders; Other Agreements  . . . . . . . . . . . . .   32
         Section 5.9    Federal Reserve Regulations . . . . . . . . . . . . . . .   32
         Section 5.10   ERISA   . . . . . . . . . . . . . . . . . . . . . . . . .   33
         Section 5.11   Subsidiaries .. . . . . . . . . . . . . . . . . . . . . .   33
         Section 5.12   Investment Company; Public Utility
                        Holding Company . . . . . . . . . . . . . . . . . . . . .   34
         Section 5.13   Environmental Compliance. . . . . . . . . . . . . . . . .   34


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
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         Section 5.14  Representations as a Whole . . . . . . . . . . . . . . .   35

ARTICLE VI       COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . .   35

         Section 6.1  Use of Proceeds . . . . . . . . . . . . . . . . . . . . .   36
         Section 6.2  Financial Statements  . . . . . . . . . . . . . . . . . .   36
         Section 6.3  Inspection of Property  . . . . . . . . . . . . . . . . .   37
         Section 6.4  Payment of Taxes  . . . . . . . . . . . . . . . . . . . .   37
         Section 6.5  Preservation of Corporate Existence . . . . . . . . . . .   38
         Section 6.6  Maintenance of Property . . . . . . . . . . . . . . . . .   38
         Section 6.7  Insurance . . . . . . . . . . . . . . . . . . . . . . . .   38
         Section 6.8  Records and Accounts  . . . . . . . . . . . . . . . . . .   38
         Section 6.9  Additional Payments . . . . . . . . . . . . . . . . . . .   38
         Section 6.10 Compliance With Laws, Etc.  . . . . . . . . . . . . . . .   39
         Section 6.11 Notification  . . . . . . . . . . . . . . . . . . . . . .   39
         Section 6.12 Limit on Outstanding Commercial Paper . . . . . . . . . .   39
         Section 6.13 Total Debt to Total Capitalization Ratio  . . . . . . . .   40
         Section 6.14 Liquidation, Merger, Sale of Assets . . . . . . . . . . .   40
         Section 6.15 Liens . . . . . . . . . . . . . . . . . . . . . . . . . .   40
         Section 6.16 Indemnification . . . . . . . . . . . . . . . . . . . . .   40

ARTICLE VII      EVENTS OF DEFAULT  . . . . . . . . . . . . . . . . . . . . . .   41

         Section 7.1  Events of Default . . . . . . . . . . . . . . . . . . . .   41
         Section 7.2  Consequences of Default . . . . . . . . . . . . . . . . .   43

ARTICLE VIII     THE AGENT  . . . . . . . . . . . . . . . . . . . . . . . . . .   44

         Section 8.1  Appointment . . . . . . . . . . . . . . . . . . . . . . .   44
         Section 8.2  Powers  . . . . . . . . . . . . . . . . . . . . . . . . .   44
         Section 8.3  General Immunity  . . . . . . . . . . . . . . . . . . . .   44
         Section 8.4  No Responsibility for Advances, Recitals,
                      Etc . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
         Section 8.5  Action on Instructions of Lenders . . . . . . . . . . . .   45
         Section 8.6  Employment of Agents and Counsel  . . . . . . . . . . . .   45
         Section 8.7  Reliance on Documents; Counsel  . . . . . . . . . . . . .   45
         Section 8.8  Agent's Reimbursement and Indemnification . . . . . . . .   45
         Section 8.9  Rights as a Lender  . . . . . . . . . . . . . . . . . . .   46
         Section 8.10 Lender Credit Decision  . . . . . . . . . . . . . . . . .   46
         Section 8.11 Successor Agent . . . . . . . . . . . . . . . . . . . . .   46

ARTICLE IX       BENEFIT OF AGREEMENT; ASSIGNMENTS;
                 PARTICIPATIONS   . . . . . . . . . . . . . . . . . . . . . . .   47

         Section 9.1  Successors and Assigns  . . . . . . . . . . . . . . . . .   47
         Section 9.2  Participations  . . . . . . . . . . . . . . . . . . . . .   48
         Section 9.3  Assignments . . . . . . . . . . . . . . . . . . . . . . .   49
         Section 9.4  Dissemination of Information  . . . . . . . . . . . . . .   49
         Section 9.5  Tax Treatment . . . . . . . . . . . . . . . . . . . . . .   50


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
ARTICLE X        MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . .   50

         Section 10.1  No Waiver; Remedies Cumulative . . . . . . . . . . . . .   50
         Section 10.2  Governing Law  . . . . . . . . . . . . . . . . . . . . .   50
         Section 10.3  Consent to Jurisdiction; Waiver of
                       Immunities . . . . . . . . . . . . . . . . . . . . . . .   50
         Section 10.4  Notices  . . . . . . . . . . . . . . . . . . . . . . . .   51
         Section 10.5  Severability . . . . . . . . . . . . . . . . . . . . . .   51
         Section 10.6  Environmental Indemnification  . . . . . . . . . . . . .   51
         Section 10.7  Survival . . . . . . . . . . . . . . . . . . . . . . . .   51
         Section 10.8  Conditions Not Fulfilled . . . . . . . . . . . . . . . .   52
         Section 10.9  Entire Agreement; Amendment  . . . . . . . . . . . . . .   52
         Section 10.10 Headings   . . . . . . . . . . . . . . . . . . . . . . .   52
         Section 10.11 Counterparts . . . . . . . . . . . . . . . . . . . . . .   52
         Section 10.12 Termination of Prior Agreement; Waiver of
                       Notice . . . . . . . . . . . . . . . . . . . . . . . . .   53

EXHIBITS

         Exhibit A - Committed Note
         Exhibit B - Competitive Bid Note
         Exhibit C - Competitive Bid Quote Request
         Exhibit D - Invitation for Competitive Bid Quotes
         Exhibit E - Competitive Bid Quote
         Exhibit F - Legal Opinion of Counsel for Borrower
         Exhibit G - Notice of Assignment

SCHEDULES

         Schedule 1 - List of Subsidiaries
         Schedule 2 - Parties' Addresses for Notices
         Schedule 3 - Litigation

                                CREDIT AGREEMENT

         THIS CREDIT AGREEMENT ("Agreement") is made as of March 31, 1995, by and among the Lenders from time to time a party hereto, THE FIRST NATIONAL BANK OF CHICAGO as agent for the Lenders (the "Agent"), and WASHINGTON ENERGY COMPANY, a Washington corporation (the "Borrower").

                                    ARTICLE I

                                   DEFINITIONS

         Section 1.1 Certain Defined Terms. As used in this Agreement, the following terms have the following meanings:

                 "Absolute Rate" means, with respect to an Absolute Rate
Loan made by a given Lender for the relevant Absolute Rate Interest Period, the rate of interest per annum (rounded to the nearest 1/100 of 1%) offered by such Lender and accepted by the Borrower.

                 "Absolute Rate Advance" means a borrowing hereunder consisting of the aggregate amount of the several Absolute Rate Loans made by some or all of the Lenders to the Borrower at the same time and for the same Interest Period.

                 "Absolute Rate Auction" means a solicitation of Competitive Bid Quotes setting forth Absolute Rates pursuant to Section 2.3.

                 "Absolute Rate Interest Period" means, with respect to an Absolute Rate Advance, a period of not less than seven and not more than 270 days commencing on a Business Day selected by the Borrower pursuant to this Agreement. If such Absolute Rate Interest Period would end on a day which is not a Business Day, such Absolute Rate Interest Period shall end on the next succeeding Business Day.

                 "Absolute Rate Loan" means a Loan which bears interest at the Absolute Rate.

                 "Advance" means a borrowing hereunder (which may be either a Competitive Bid Advance or a Committed Advance) consisting of the aggregate amount of the several Loans made by some or all of the Lenders to the Borrower on the same date, at the same Rate Option (or on the same interest basis in the case of Competitive Bid Advances) and, in the case of Competitive Bid Advances or Eurodollar Committed Advances, for the same Interest Period.


                                        1
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                 "Agent" means The First National Bank of Chicago in its
capacity as agent for the Lenders pursuant to Article VIII, and not in its individual capacity as a Lender, and any successor Agent appointed pursuant to
Article VIII.

                 "Aggregate Commitment" means the aggregate of the Commitments of all the Lenders hereunder, as reduced from time to time pursuant to the terms hereof.

                 "Agreement" means this Credit Agreement, as it may be amended or modified and in effect from time to time.

                 "Alternate Base Rate" means, on any date and with respect to all Floating Rate Advances, a fluctuating rate of interest per annum equal to the higher of (i) the Corporate Base Rate, and (ii) the Federal Funds Rate most recently determined by the Agent plus 1/2% per annum. Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Advance will take effect simultaneously with each change in the Alternate Base Rate.

                 "Article" means an article of this Agreement unless another document is specifically referenced.

                 "Authorized Officer" means the Chairman, the President, any Senior Vice President, any Vice President, Treasurer or Assistant Treasurer of Borrower.

                 "Borrower" means Washington Energy Company, a Washington corporation, and any permitted Successor or assign pursuant to Section 9.1.

                 "Borrowing Date" means a date on which an Advance is made hereunder.

                 "Business Day" means (i) with respect to any borrowing, payment or rate selection of Eurodollar Committed Advances or Eurodollar Bid Rate Advances, a day other than Saturday or Sunday on which banks generally are open for business in Chicago, New York, and Seattle for the conduct of substantially all of their commercial lending activities and on which dealings in United States dollars are carried on in the London interbank market and (ii) for all other purposes, a day other than Saturday or Sunday on which banks are open for business in Chicago and Seattle.

                 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                 "Commitment" means, for each Lender, the obligation of the Lender to make Committed Loans not exceeding the amount set


                                        2
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forth opposite its signature below, as such amount may be modified from time to time pursuant to the terms of this Agreement.

                 "Commitment Fee Percentage" means (a) during any period when the Borrower has a Tier 1 Commercial Paper Rating, 0.10% per annum, (b) during any period when the Borrower has a Tier 2 Commercial Paper Rating, 0.125% per annum, (c) during any period when the Borrower has a Tier 3 Commercial Paper Rating, 0.15% per annum, (d) during any period when the Borrower has a Tier 4 Commercial Paper Rating, 0.175% per annum, (e) during any period when the Borrower has a Tier 5 Commercial Paper Rating, 0.25% per annum, and (f) during any period when the Borrower has a Tier 6 Commercial Paper Rating, 0.3125% per annum. In each case, the Commitment Fee Percentage shall change immediately upon any change in the Tier of Borrower's commercial paper rating. Borrower may, at its option, designate either Fitch Investors Services or Duff & Phelps Credit Rating Co., to replace either S&P or Moody's (but not both), provided that such designated agency has not rated Borrower's commercial paper higher at the time of designation than the rating agency that such designated agency replaces, and, upon such designation, analogous ratings of such other agency shall be substituted for the ratings of either S&P or Moody's (but not both) in determining the Tier of Borrower's commercial paper.

                 "Committed Advance" means a borrowing hereunder consisting of the aggregate amount of the several Committed Loans made by the Lenders to the Borrower at the same time, at the same Rate Option and for the same Interest Period.

                 "Committed Borrowing Notice" is defined in Section 2.2.3.

                 "Committed Conversion/Continuation Notice" is defined in
Section 2.2.4.

                 "Committed Loan" means a Loan made by a Lender pursuant to
Section 2.2 hereof.

                 "Committed Note" means a promissory note in substantially the form of Exhibit A hereto, duly executed and delivered to the Agent by the Borrower for the account of each Lender and payable to the order of a Lender in the amount of its Commitment, including any amendment, modification, renewal or replacement of such promissory note.

                 "Competitive Bid Advance" means a borrowing hereunder consisting of the aggregate amount of the several Competitive Bid Loans made by some or all of the Lenders to the Borrower at the same time and for the same Interest Period.


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
                 "Competitive Bid Borrowing Notice" is defined in Section 2.3.6.

                 "Competitive Bid Loan" means a Eurodollar Bid Rate Loan or an Absolute Rate Loan, or both, as the case may be.

                 "Competitive Bid Margin" means the margin above or below the applicable Eurodollar Base Rate offered for a Eurodollar Bid Rate Loan, expressed as a percentage (rounded to the nearest 1/100 of 1%) to be added or subtracted from such Eurodollar Base Rate.

                 "Competitive Bid Note" means a promissory note in substantially the form of Exhibit B hereto, with appropriate insertions, duly executed and delivered to the Agent by the Borrower for the account of a Lender and payable to the order of such Lender, including any amendment, modification, renewal or replacement of such promissory note.

                 "Competitive Bid Quote" means a Competitive Bid Quote substantially in the form of Exhibit E hereto completed and delivered by a Lender to the Agent in accordance with Section 2.3.4.

                 "Competitive Bid Quote Request" means a Competitive Bid Quote Request substantially in the form of Exhibit C hereto completed and delivered by the Borrower to the Agent in accordance with Section 2.3.2.

                 "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with Borrower, are treated as a single employer under Sections 414(b) or 414(c) of the Code.

                 "Corporate Base Rate" means a rate per annum equal to the corporate base rate of interest announced by First Chicago from time to time, changing when and as said corporate base rate changes.

                 "Debt" of Borrower means at any date, without duplication, (i) all obligations of Borrower and its Subsidiaries for borrowed money, (ii) all obligations of Borrower and its Subsidiaries evidenced by bonds (other than surety bonds), debentures, notes or other similar instruments, (iii) all obligations of Borrower and its Subsidiaries to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) any other obligation of Borrower and its Subsidiaries under leases which shall have been recorded, in accordance with generally accepted accounting principles, on Borrower's books as capital leases, (v) all non-contingent reimbursement, indemnity or similar obligations of Borrower and its Subsidiaries in respect of amounts paid under a letter of credit, surety bond or similar instrument, (vi) all Debt of others secured by a Lien on any asset of Borrower and its Subsidiaries, whether or not such Debt is assumed by Borrower and its Subsidiaries, and (vii) all Debt of others Guaranteed by Borrower and its Subsidiaries, all determined on a consolidated basis and including without limitation all Debt whether long-term or short-term.

                 "Default" means any event which but for the passage of time or the giving of notice or both would be an Event of Default.

                 "Environmental Law" means and includes the Comprehensive Environmental Response, Compensation, and liability Act of 1980 ("CERCLA" or the Federal Superfund Act), as amended by the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), 42 U.S.C. Sections 9601-9675; the Resource Conservation and Recovery Act of 1976 ("RCRA"), 42 U.S.C. Section 6901 et seq.; The Clean Water Act, 33 U.S.C. Section 1251 et seq.; the Clean Air Act, 42 U.S.C. Section 7401 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Section 136 et seq.; the Toxic Substances Control Act, 15 U.S.C. Sections 2601-2671; all as the same may be from time to time amended and any regulations now or hereafter promulgated thereunder; and any and all other federal, state, county, municipal, local and other statutes, laws, ordinances, rules, regulations, judgments, orders, decrees, permits, licenses, or other governmental restrictions or requirements and the common law which may from time to time relate to or deal with protection of human health, pollution or the environment, including, without limitation, all regulations promulgated by a regulatory body pursuant to an such statute, law or ordinance.

                 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

                 "Eurodollar Auction" means a solicitation of Competitive Bid Quotes setting forth Competitive Bid Margins pursuant to Section 2.3.

                 "Eurodollar Base Rate" means, with respect to a Eurodollar Committed Advance or a Eurodollar Bid Rate Advance for the relevant Eurodollar Interest Period, the rate determined by the Agent to be the arithmetic average of the rates reported to the Agent by each Reference Lender as the rate at which deposits in U.S. dollars are offered by such Reference Lender to first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Eurodollar Interest Period, in the approximate amount of such Reference Lender's relevant Eurodollar Committed Loan, or, in the case of a Eurodollar Bid Rate Advance, the amount of the Eurodollar Bid Rate Advance requested by the Borrower, and having a maturity approximately equal to such Eurodollar Interest Period. If any Reference Lender fails to provide such quotation to the Agent, then the Agent shall determine the Eurodollar Base Rate on the basis of the quotations of the remaining Reference Lender(s).

                 "Eurodollar Bid Rate" means, with respect to a Eurodollar Bid Rate Loan made by a given Lender for the relevant Eurodollar Interest Period, the sum of (i) the Eurodollar Base Rate and (ii) the Competitive Bid Margin offered by such Lender and accepted by the Borrower.

                 "Eurodollar Bid Rate Advance" means a Competitive Bid Advance which bears interest at a Eurodollar Bid Rate.

                 "Eurodollar Bid Rate Loan" means a Loan which bears interest at the Eurodollar Bid Rate.

                 "Eurodollar Committed Advance" means an Advance which bears interest at a Eurodollar Rate requested by the Borrower pursuant to
Section 2.2.

                 "Eurodollar Committed Loan" means a Loan which bears interest at a Eurodollar Rate requested by the Borrower pursuant to Section 2.2.

                 "Eurodollar Interest Period" means, with respect to a Eurodollar Committed Advance or a Eurodollar Bid Rate Advance, a period of one, two, three or six months commencing on a Business Day selected by the Borrower pursuant to this Agreement. Such Eurodollar Interest Period shall end on (but exclude) the day which corresponds numerically to such date one, two, three or six months thereafter, provided, however, that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month, such Eurodollar Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month. If a Eurodollar Interest Period would otherwise end on a day which is not a Business Day, such Eurodollar Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new month, such Eurodollar Interest Period shall end on the immediately preceding Business Day.

                 "Eurodollar Rate" means, with respect to a Eurodollar Committed Advance for the relevant Eurodollar Interest Period, the sum of (i) the quotient of (a) the Eurodollar Base Rate applicable to that Eurodollar Interest Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to that Eurodollar Interest Period, plus (ii) the applicable


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
Eurodollar Rate Margin. The Eurodollar Rate shall be rounded, if necessary, to the next higher 1/16 of 1%.

                 "Eurodollar Rate Margin" means (a) during any period when the Borrower has a Tier 1 Commercial Paper Rating, 0.30% per annum, (b) during any period when the Borrower has a Tier 2 Commercial Paper Rating, 0.35% per annum, (c) during any period when the Borrower has a Tier 3 Commercial Paper Rating, 0.40% per annum, (d) during any period when the Borrower has a Tier 4 Commercial Paper Rating, 0.45% per annum, (e) during any period when the Borrower has a Tier 5 Commercial Paper Rating, 0.65% per annum, and (f) during any period when the Borrower has a Tier 6 Commercial Paper Rating, .85% per annum. In each case, the Eurodollar Rate Margin shall change immediately upon any change in the Tier of Borrower's commercial paper rating. Borrower may, at its option, designate either Fitch Investors Services or Duff & Phelps Credit Rating Co., to replace either S&P or Moody's (but not both), provided that such designated agency has not rated Borrower's commercial paper higher at the time of designation than the rating agency that such designated agency replaces, and, upon such designation, analogous ratings of such other agency shall be substituted for the ratings of either S&P or Moody's (but not both) in determining the Tier of Borrower's commercial paper.

                 "Event of Default" has the meaning given in Section 7.1.

                 "Federal Funds Rate" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10 a.m. (Chicago time) on such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent in its sole discretion.

                 "First Chicago" means The First National Bank of
Chicago in its individual capacity, and its successors and assigns.

                 "Fixed Rate" means the Eurodollar Rate, the Eurodollar Bid Rate or the Absolute Rate.

                 "Fixed Rate Advance" means an Advance which bears interest at a Fixed Rate.


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
                 "Fixed Rate Loan" means a Loan which bears interest at a Fixed Rate.

                 "Floating Rate" means, for any day, a rate per annum equal to the Alternate Base Rate, changing when and as the Alternate Base Rate changes.

                 "Floating Rate Advance" means an Advance which bears interest at the Floating Rate.

                 "Floating Rate Loan" means a Loan which bears interest at the Floating Rate.

                 "Government Approval" means an approval, permit, license, authorization, certificate, or consent of any Governmental Authority.

                 "Governmental Authority" means the government of the United States or any State or any foreign country or any political subdivision of any thereof or any branch, department, agency, instrumentality, court, tribunal or regulatory authority which constitutes a part or exercises any sovereign power of any of the foregoing.

                 "Guaranteed" means any agreement by which a Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes liable upon, the obligation of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person or otherwise to assure any creditor of such other Person against loss, and shall include, without limitation, any contingent liability under any letter of credit.

                 "Hazardous Material" means asbestos, urea formaldehyde, PCBs, nuclear fuel or materials, chemical waste, radon, radioactive materials, explosives, known carcinogens, petroleum products (including crude oil) and any other dangerous, toxic, or hazardous pollutant, contaminant, chemical, material or substance defined as hazardous or as a pollutant or contaminant in, or the release or disposal of which is regulated by, any Environmental Law.

                 "Indebtedness" means for any Person any Debt of such Person and all other items of indebtedness or liability (including, without limitation, unsatisfied judgments) which would be included in determining total liabilities as shown on the liability side of a balance sheet, prepared in accordance with generally accepted accounting principles, as of the date as of which indebtedness or liability is determined.

                 "Interest Period" means a Eurodollar Interest Period or an Absolute Rate Interest Period.

                 "Invitation for Competitive Bid Quotes" means an
Invitation for Competitive Bid Quotes substantially in the form of Exhibit D hereto, completed and delivered by the Agent to the Lenders in accordance with Section 2.3.3.

                 "Lenders" means the financial institutions listed on the signature pages of this Agreement and their respective Successors and permitted assigns.

                 "Lending Installation" means with respect to a Lender or the Agent, any office, branch, subsidiary or affiliate of such Lender or the Agent.

                 "Lien" means, for any Person, any security interest, pledge, mortgage, charge, assignment, hypothecation, encumbrance, attachment, garnishment, execution or other voluntary or involuntary lien upon or affecting the revenues of such Person or any real or personal property in which such Person has or hereafter acquires any interest, except (i) liens for Taxes which are not delinquent or which remain payable without penalty or the validity or amount of which is being contested in good faith by appropriate proceedings upon stay of execution of the enforcement thereof; (ii) liens imposed by law (such as mechanics' liens) incurred in good faith in the ordinary course of business which are not delinquent or which remain payable without penalty or the validity or amount of which is being contested in good faith by appropriate proceedings upon stay of execution of the enforcement thereof; (iii) liens arising by law from customer deposits held by such Person; and (iv) deposits or pledges under worker's compensation, unemployment insurance, social security or other similar laws or made to secure the performance of bids, tenders, contracts (except for repayment of borrowed money), or leases, or to secure statutory obligations or surety or appeal bonds or to secure indemnity, performance or other similar bonds given in the ordinary course of business.

                 "Loan" means, with respect to a Lender, such Lender's portion, if any, of any Advance.

                 "Loan Documents" means this Agreement and the Notes.

                 "Material Adverse Effect" means a material adverse effect on or material adverse change in (a)(i) the business, operations, property, financial condition, liabilities (absolute, accrued, contingent or otherwise) or assets of Borrower and Subsidiaries, taken as a whole, or (ii) the ability of Borrower to perform its obligations under this Agreement or any of the other Loan Documents, or (b) the rights or remedies of Agent or any Lenders or the holders of the Notes under this Agreement or any of the other Loan Documents upon the occurrence of an Event of Default.

                 "Moody's" means Moody's Investors Service, Inc., a Delaware corporation.

                 "Notes" means, collectively, the Competitive Bid Notes and the Committed Notes; and "Note" means any one of the Notes.

                 "Obligations" means all unpaid principal of and accrued and unpaid interest on the Notes, all accrued and unpaid fees and all other reimbursements, indemnities or other obligations of the Borrower to the Lenders or to any Lender, the Agent or indemnified party hereunder arising under the Loan Documents.

                 "Officer's Certificate" means a certificate signed in the name of Borrower by its Chairman, its President, its Senior Vice President - Finance, Planning and Development, its Vice President and Treasurer, or its Vice President - Chief Accounting Officer.

                 "Payment Date" means the last day of each March, June, September and December.

                 "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

                 "Pension Plan" means an "employee pension benefit plan"
(as such term is defined in ERISA) from time to time maintained by Borrower or a member of the Controlled Group.

                 "Person" means any corporation, natural person, firm, joint venture, joint-stock company, partnership, limited liability company, trust, unincorporated association or organization, enterprise, government (including political subdivisions), Governmental Authority, any department or agency, or any other entity.

                 "Plan" shall mean, at any time, an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either (a) maintained by Borrower or any member of a Controlled Group for employees of Borrower or any member of such Controlled Group or (b) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which Borrower or any member of a Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

                 "Prior Loan Agreement" means the Amended and Restated Revolving Credit Agreement dated as of March 18, 1994 among Borrower, the respective lenders thereto and Seattle-First National Bank, as agent for such lenders.

                 "Rate Option" means the Eurodollar Rate or the Floating Rate.

                 "Reference Lenders" means First Chicago, Seattle-First National Bank, and ABN AMRO Bank N.V.

                 "Required Lenders" means Lenders in the aggregate having at least 60% of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, Lenders in the aggregate holding at least 60% of the aggregate unpaid principal amount of the outstanding Advances.

                 "Reserve Requirement" means, with respect to a Eurodollar Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D of the Board of Governors of the Federal Reserve System on Eurocurrency liabilities.

                 "S&P" means Standard & Poor's Rating Group, a division of McGraw Hill.

                 "Section" means a numbered section of this Agreement, unless another document is specifically referenced.

                 "Subsidiary" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Borrower.

                 "Successor" means, for any corporation or banking association, any successor by merger or consolidation, or by acquisition of substantially all of the assets of the predecessor.

                 "Tax" means for any Person any tax, assessment, duty, levy, impost or other charge imposed by any Governmental Authority on such Person or on any property, revenue, income, or franchise of such Person and any interest or penalty with respect to any of the foregoing.

                 "Termination Date" means March 31, 1998, unless earlier terminated pursuant to the terms of this Agreement.

                 "Tier" means any of the Tier 1 Commercial Paper Rating, the Tier 2 Commercial Paper Rating, the Tier 3 Commercial Paper Rating, the Tier 4 Commercial Paper Rating, the Tier 5 Commercial Paper Rating, or the Tier 6 Commercial Paper Rating.

                 "Tier 1 Commercial Paper Rating" means a rating from
S&P of A-1 or better and from Moody's of P-1 or better on Borrower's commercial paper.

                 "Tier 2 Commercial Paper Rating" means a rating from
S&P of A-1 or better and from Moody's of P-2 on Borrower's commercial paper or a rating from S&P of A-2 and from Moody's of P-1 or better on Borrower's commercial paper.

                 "Tier 3 Commercial Paper Rating" means a rating from S&P of A-2 and from Moody's of P-2 on Borrower's commercial paper.

                 "Tier 4 Commercial Paper Rating" means a rating from
S&P of A-2 or better and from Moody's of P-3 on Borrower's commercial paper or a rating from S&P of A-3 and from Moody's of P-2 or better on Borrower's commercial paper.

                 "Tier 5 Commercial Paper Rating" means a rating from S&P of A-3 and from Moody's of P-3 on Borrower's commercial paper.

                 "Tier 6 Commercial Paper Rating" means a rating from S&P of worse than A-3 or from Moody's of worse than P-3 on Borrower's commercial paper, or Borrower's commercial paper is unrated by either S&P or Moody's.

                 "Tongue River" means Tongue River Holdings, Inc., a
Montana corporation, Transportation Properties, a Montana general partnership, and Tongue River Railroad Company, a Montana limited partnership.

                 "Total Capitalization" of Borrower and its Subsidiaries at any date means the sum of (i) the Debt of Borrower and its Subsidiaries, plus
(ii) the preferred stock equity of Borrower and its Subsidiaries, plus (iii) the common stock equity of Borrower and its Subsidiaries, all as determined on a consolidated basis. For purposes of determining Total Capitalization, clause
(ii) of this definition shall include any preferred equity security issued by any Subsidiary to any Person other than Borrower or another Subsidiary and which is reflected on Borrower's consolidated balance sheet as "minority interest in subsidiary."

                 "Unfunded Vested Liabilities" means, with respect to any Plan, at any time, the amount (if any) by which (a) the present value of all vested nonforfeitable benefits under such Plan exceeds (b) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of Borrower or any member of the Controlled Group to the PBGC or such Plan under Title IV of ERISA.

         Section 1.2   General Principles Applicable to Definitions.
Definitions given in Section 1.1 and Article II shall be equally applicable to both singular and plural forms of the terms therein defined and references herein to he or it shall be applicable to persons whether masculine, feminine or neuter. References herein to any document including, but without limitation, this Agreement shall be deemed a reference to such document as it now exists, and as, from time to time hereafter, the same may be amended.

         Section 1.3 Accounting Terms. Except as otherwise provided herein, accounting terms not specifically defined shall be construed, and all accounting procedures shall be performed, in accordance with generally accepted United States accounting principles consistently applied.

                                   ARTICLE II

                                  THE FACILITY

         Section 2.1   The Facility.

                 2.1.1 Description of Facility. The Lenders grant to the Borrower a revolving credit facility pursuant to which, and upon the terms and subject to the conditions herein set out:

                          (i)  each Lender severally agrees to make Committed
Loans to the Borrower in accordance with Section 2.2; and

                          (ii)  each Lender may, in its sole discretion, make
bids to make Competitive Bid Loans to the Borrower in accordance with Section
2.3.

                 2.1.2 Facility Amount. In no event may the aggregate principal amount of all outstanding Advances (including both the Committed Advances and the Competitive Bid Advances) exceed the Aggregate Commitment.

                 2.1.3 Availability of Facility; Maturity. Subject to the terms hereof, the facility is available from the date hereof to the Termination Date. Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow at any time prior to the Termination Date. Each Competitive Bid Rate Advance shall be paid in full on the last day of its applicable Interest Period and any and all Advances and other Obligations outstanding on the Termination Date shall be paid in full by the Borrower on the Termination Date.

         Section 2.2   Committed Advances.

                 2.2.1 Committed Advances. Each Committed Advance hereunder shall consist of borrowings made from the several Lenders ratably in proportion to the amounts of their respective Commitments. Each Lender's Commitment shall be reduced by an amount equal to the aggregate outstanding amount of Competitive Bid Advances multiplied by a fraction whose numerator is such Lender's Commitment and whose denominator is the Aggregate Commitment regardless of which Lender or Lenders make such Competitive Bid Advances. Committed Advances shall be evidenced by the Committed Notes.

                 2.2.2 Committed Advance Rate Options. The Committed
Advances may be Floating Rate Advances or Eurodollar Committed Advances, or a combination thereof, selected by the Borrower in accordance with Section 2.2.3. No Committed Advance may mature after the Termination Date.

                 2.2.3 Method of Selecting Rate Options and Interest Periods for Committed Advances. The Borrower shall select the Rate Option and, in the case of each Eurodollar Committed Advance, the Eurodollar Interest Period, applicable to each Committed Advance from time to time. The Borrower shall give the Agent irrevocable written notice of a request for a Committed Advance, signed by an Authorized Officer (a "Committed Borrowing Notice"), not later than 11:00 a.m. (Chicago time) on the Borrowing Date of each Floating Rate Advance and on the date three Business Days before the Borrowing Date for each Eurodollar Committed Advance. Notwithstanding the foregoing, a Committed Borrowing Notice for a Floating Rate Advance may be given not later than 15 minutes after the time which the Borrower is required to reject one or more bids offered in connection with an Absolute Rate Auction pursuant to Section 2.3.6 and a Committed Borrowing Notice for a Eurodollar Committed Advance may be given not later than 15 minutes after the time the Borrower is required to reject one or more bids offered in connection with a Eurodollar Auction pursuant to Section
2.3.6. Requests for Advances received after the designated time will be deemed received on the next succeeding Business Day. A Committed Borrowing Notice shall specify:

                      (i) the Borrowing Date, which shall be a Business Day, of such Committed Advance,

                     (ii)  the aggregate amount of such Committed Advance,

                    (iii) the Rate Option selected for such Committed Advance, and

                     (iv) in the case of each Eurodollar Committed Advance, the Eurodollar Interest Period applicable thereto (which may not end after the Termination Date).

A Committed Borrowing Notice that does not conform substantially to these requirements shall be rejected, and the Agent shall promptly notify the Borrower of such rejection by telex, telecopy or telephone.

                 2.2.4 Conversion and Continuation of Outstanding Committed Advances. Floating Rate Advances shall continue as Floating Rate Advances unless and until such Floating Rate Advances are repaid or converted into Eurodollar Committed Advances pursuant to this Section. Each Eurodollar Committed Advance shall continue as a Eurodollar Committed Advance until the end of the applicable Eurodollar Interest Period, at which time such Eurodollar Committed Advance shall be automatically converted into a Floating Rate Advance unless the Borrower shall have given the Agent a Committed Conversion/Continuation Notice requesting that, at the end of such Eurodollar Interest Period, such Eurodollar Committed Advance continue as a Eurodollar Committed Advance for a new Eurodollar Interest Period. Subject to the terms of
Section 2.5.2, the Borrower may elect from time to time to convert all or any part of any Committed Advance into another Committed Advance with a different Rate Option; provided that any conversion of any Eurodollar Committed Advance shall be made on, and only on, the last day of the Eurodollar Interest Period applicable thereto. The Borrower shall give the Agent irrevocable notice (a "Committed Conversion/Continuation Notice") of each conversion of a Committed Advance or continuation of a Eurodollar Committed Advance not later than 11:00 a.m. (Chicago time) on the date of the requested conversion or continuation, in the case of a conversion into a Floating Rate Advance, or on the date three Business Days prior to the requested conversion or continuation, in the case of a conversion into or continuation of a Eurodollar Committed Advance, specifying:

                      (i) the requested date, which shall be a Business Day, of such conversion or continuation;

                     (ii) the aggregate amount and Rate Option of the Committed Advance which is to be converted or continued; and

                    (iii) the amount and Rate Option(s) of the Committed Advance(s) into which such Committed Advance is to be converted or continued and, in the case of a conversion into or continuation of a Eurodollar Committed Advance, the duration of the Eurodollar Interest Period applicable thereto.

A Committed Conversion/Continuation Notice that does not conform substantially to these requirements shall be rejected, and the Agent shall promptly notify the Borrower of such rejection by telex or telecopy.

         Section 2.3   Competitive Bid Advances.

                 2.3.1 Competitive Bid Option. In addition to Committed
Advances pursuant to Section 2.2, but subject to the terms and conditions of this Agreement (including, without limitation, the limitation set forth in Section 2.1.2 as to the maximum aggregate principal amount of all outstanding Advances hereunder), the Borrower may, as set forth in this Section 2.3, request the Lenders, prior to the Termination Date, to make offers to make Competitive Bid Advances to the Borrower. Each Lender may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section 2.3. Competitive Bid Advances shall be evidenced by the Competitive Bid Notes.

                 2.3.2 Competitive Bid Quote Request. When the Borrower wishes to request offers to make Competitive Bid Loans under this Section 2.3, it shall transmit to the Agent by a Competitive Bid Quote Request, signed by an Authorized Officer, substantially in the form of Exhibit C hereto so as to be received no later than (i) 1:00 p.m. (Chicago time) at least four Business Days prior to the Borrowing Date proposed therein, in the case of a Eurodollar Auction or (ii) 1:00 p.m. (Chicago time) at least one Business Day prior to the Borrowing Date proposed therein, in the case of an Absolute Rate Auction specifying:

                          (a)     the proposed Borrowing Date, which shall be a
Business Day, for the proposed Competitive Bid Advance,

                          (b)     the aggregate principal amount of such
Competitive Bid Advance,

                          (c)     whether the Competitive Bid Quotes requested
are to set forth a Eurodollar Bid Rate or an Absolute Rate, or both, and

                          (d)     the Interest Period applicable thereto (which
may not end after the Termination Date).

         Each Competitive Bid Quote Request shall be in a minimum amount of $5,000,000 or in an integral multiple of $1,000,000 in excess thereof.

         The Borrower may request offers to make Competitive Bid Loans for more than one Interest Period in a single Competitive Bid Quote Request. No Competitive Bid Quote Request shall be given within five Business Days (or such other number of days as the Borrower and the Agent may agree) of any other Competitive Bid Quote Request. Requests for Advances received after the designated time will be deemed received on the next succeeding Business Day. A Competitive Bid Quote Request that does not conform substantially to the format of Exhibit C hereto shall be rejected, and the Agent shall promptly notify the Borrower of such rejection by telex, telecopy or telephone.

                 2.3.3 Invitation for Competitive Bid Quotes. Promptly and in any event before the close of business on the same Business Day of receipt of a Competitive Bid Quote Request that is not rejected pursuant to
Section 2.3.2, the Agent shall send to each of the Lenders an Invitation for Competitive Bid Quotes substantially in the form of Exhibit D hereto, which shall constitute an invitation by the Borrower to each Lender to submit Competitive Bid Quotes offering to make the Competitive Bid Loans to which such Competitive Bid Quote Request relates in accordance with this Section 2.3.

                 2.3.4 Submission and Contents of Competitive Bid
Quotes. (i) Each Lender may, in its sole discretion, submit a Competitive
Bid Quote containing an offer or offers to make Competitive Bid Loans in response to any Invitation for Competitive Bid Quotes. Each Competitive Bid Quote must comply with the requirements of this Section 2.3.4 and must be submitted to the Agent at its offices specified in or pursuant to Section 10.4 not later than (a) 10:00 a.m. (Chicago time) at least three Business Days prior to the proposed Borrowing Date, in the case of a Eurodollar Auction or (b) 10:00 a.m. (Chicago time) on the proposed Borrowing Date, in the case of an Absolute Rate Auction (or, in either case upon reasonable prior notice to the Lenders, such other time and date as the Borrower and the Agent may agree);
provided that Competitive Bid Quotes submitted by First Chicago may only be submitted if the Agent or First Chicago notifies the Borrower of the terms of the offer or offers contained therein not later than 15 minutes prior to the latest time at which the relevant Competitive Bid Quotes must be submitted by the other Lenders. Subject to Articles IV and VII, any Competitive Bid Quote so made shall be irrevocable except with the written consent of the Agent given on the instructions of the Borrower.

         (ii) Each Competitive Bid Quote shall be in substantially the form of Exhibit E hereto and shall in any case specify:

                          (a)  the proposed Borrowing Date, which shall be the
same as that set forth in the applicable Invitation for Competitive Bid Quotes,

                          (b)  the principal amount of the Competitive Bid Loan
for which each such offer is being made, which principal amount (1) may be greater than, less than or equal to the Commitment of the quoting Lender, (2) must be at least $5,000,000 and an integral multiple of $1,000,000, and (3) may not exceed the principal amount of Competitive Bid Loans for which offers were requested,

                          (c)  in the case of a Eurodollar Auction, the
Competitive Bid Margin offered for each such Competitive Bid Loan,

                          (d)  the minimum amount, if any, of the Competitive
Bid Loan which may be accepted by the Borrower,

                          (e)  in the case of an Absolute Rate Auction, the
Absolute Rate offered for each such Competitive Bid Loan, and

                          (f)  the identity of the quoting Lender.

        (iii)  The Agent shall reject any Competitive Bid Quote that:

                          (a)  is not substantially in the form of Exhibit E
hereto or does not specify all of the information required by Section 2.3.4(ii);

                          (b)  contains qualifying, conditional or similar
language, other than any such language contained in Exhibit E hereto;

                          (c)  proposes terms other than or in addition to those
set forth in the applicable Invitation for Competitive Bid Quotes; or

                          (d)  arrives after the time set forth in Section
2.3.4(i).

If any Competitive Bid Quote shall be rejected pursuant to this Section 2.3.4(iii), then the Agent shall notify the relevant Lender of such rejection as soon as practical.

                 2.3.5 Notice to Borrower. The Agent shall promptly notify the Borrower of the terms (i) of any Competitive Bid Quote submitted by a Lender that is in accordance with Section 2.3.4 and (ii) of any Competitive Bid Quote that amends, modifies or is otherwise inconsistent with a previous Competitive Bid Quote submitted by such Lender with respect to the same Competitive Bid Quote Request. Any such subsequent Competitive Bid Quote shall be disregarded by the Agent unless such subsequent Competitive Bid Quote specifically states that it is submitted solely to correct a manifest error in such former Competitive Bid Quote. The Agent's notice to the Borrower shall specify the aggregate principal amount of Competitive Bid Loans for which offers have been received for each Interest Period specified in the related Competitive Bid Quote Request and the respective principal amounts and Eurodollar Bid Rates or Absolute Rates, as the case may be, so offered.

                 2.3.6 Acceptance and Notice by Borrower. Not later than (i) 11:00 a.m. (Chicago time) at least three Business Days prior to the proposed Borrowing Date, in the case of a Eurodollar Auction or (ii) 11:00 a.m. (Chicago time) on the proposed Borrowing Date, in the case of an Absolute Rate Auction (or, in either case upon reasonable prior notice to the Lenders, such other time and date as the Borrower and the Agent may agree), the Borrower shall notify the Agent of its acceptance or rejection of the offers so notified to it pursuant to
Section 2.3.5; provided, however, that the failure by the Borrower to give such notice to the Agent shall be deemed to be a rejection of all such offers. In the case of acceptance, such notice (a "Competitive Bid Borrowing Notice") shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The Borrower may accept any Competitive Bid Quote in whole or in part (subject to the terms of Section 2.3.4(ii)(d)); provided that:

                          (a)     the aggregate principal amount of each
Competitive Bid Advance may not exceed the applicable amount set forth in the related Competitive Bid Quote Request,

                          (b)     acceptance of offers may only be made on the
basis of ascending Eurodollar Bid Rates or Absolute Rates, as the case may be, and

                          (c)     the Borrower may not accept any offer that is
described in Section 2.3.4(iii) or that otherwise fails to comply with the requirements of this Agreement.

                 2.3.7 Allocation by Agent. If offers are made by two or more Lenders with the same Eurodollar Bid Rates or Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which offers are accepted for the related Interest Period, the principal amount of Competitive Bid Loans in respect of which such offers are accepted shall be allocated by the Agent among such Lenders as nearly as possible (in such multiples, not greater than $1,000,000, as the Agent may deem appropriate) in proportion to the aggregate principal amount of such offers; provided, however, that no Lender shall be allocated a portion of any Competitive Bid Advance which is less than the minimum amount which such Lender has indicated that it is willing to accept. Allocations by the Agent of the amounts of Competitive Bid Loans shall be conclusive in the absence of manifest error. The Agent shall promptly, but in any event on the same Business Day, notify each Lender of its receipt of a Competitive Bid Borrowing Notice and the aggregate principal amount of such Competitive Bid Loan allocated to each participating Lender.

                 2.3.8 Administration Fee. The Borrower hereby agrees to pay to the Agent an administration fee of $200 per Lender per each Competitive Bid Quote Request transmitted by the Borrower to the Agent pursuant to Section
2.3.2. Such administration fee shall be payable in arrears on each Payment Date hereafter and on the Termination Date (or such earlier date on which the Aggregate Commitment shall terminate or be cancelled) for any period then ending for which such fee, if any, shall not have been theretofore paid.

         Section 2.4   Fees.

                 2.4.1 Commitment Fee. The Borrower agrees to pay to the Agent for the account of each Lender a commitment fee equal to the Commitment Fee Percentage (calculated as a percentage rate per annum) on the average daily unborrowed portion of such Lender's Commitment from the date hereof to and including the Termination Date, payable in arrears on each Payment Date hereafter and on the Termination Date. For the purposes of calculating the commitment fee under this Section 2.4.1, outstanding Competitive Bid Advances shall not be deemed usage of the Lenders' Commitments. All accrued commitment fees shall be payable on the effective date of any termination of the obligations of the Lenders to make Loans hereunder. Computations of Commitment Fees shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such fees are payable.

                 2.4.2 Agent's Fees. The Borrower agrees to pay to the Agent, for its own account, the fees agreed to by the Borrower and the Agent pursuant to that certain letter agreement dated February 9, 1995, or as otherwise agreed from time to time.

         Section 2.5   General Facility Terms.

                 2.5.1 Method of Borrowing. Not later than 1:00 p.m. (Chicago time) on each Borrowing Date, each Lender shall make available its Loan or Loans in funds immediately available in Chicago, to the Agent at its address specified pursuant to Section 10.4. The Agent shall deposit the funds so received from the Lenders in the Borrower's account at the Agent's main office in Chicago or into such other account as the Borrower may reasonably designate in writing to the Agent from time to time. Notwithstanding the foregoing provisions of this Section 2.5.1, to the extent that a Loan made by a Lender matures on the Borrowing Date of a requested Loan, such Lender shall apply the proceeds of the Loan it is then making to the repayment of principal of the maturing Loan.

                 2.5.2 Minimum Amount of Each Advance. Each Advance shall be in the minimum amount of $5,000,000 (and in integral multiples of $1,000,000 if in excess thereof); provided, however, that any Floating Rate Advance may be in the aggregate amount of the unused Aggregate Commitment.

                 2.5.3 Cancellation of Commitments. The Borrower may at any time after the date hereof cancel the Aggregate Commitment in whole, or in a minimum aggregate amount of $10,000,000 (and in integral multiples of $1,000,000 if in excess thereof) ratably among the Lenders in proportion to the amounts of their respective Commitments upon at least ten Business Days' prior written notice to the Agent, which notice shall specify the amount of such reduction; provided, however, no such notice of cancellation shall be effective to the extent that it would reduce the Aggregate Commitment to an amount which would be less than the outstanding principal amount of Advances at the time such cancellation is to take effect. Any notice of cancellation given pursuant to this Section shall be irrevocable and shall specify the date upon which such cancellation is to take effect.

                 2.5.4 Optional Principal Payments. The Borrower may from time to time pay all outstanding Floating Rate Advances, or, in a minimum aggregate amount of $5,000,000 (and in multiples of $1,000,000 if in excess thereof), any portion of the outstanding Floating Rate Advances upon two Business Days' prior notice to the Agent. A Fixed Rate Advance may not be paid prior to the last day of the applicable Interest Period.

                 2.5.5 Interest Periods. Subject to the provisions of
Section 2.5.6, each Advance shall bear interest from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such Advance. The Borrower shall not request a Fixed Rate Advance if, after giving effect to the requested Fixed Rate Advance, more than eight separate Fixed Rate Advances would be outstanding.

                 2.5.6 Rate after Maturity. Except as provided in the next sentence, any Advance not paid at maturity, whether by acceleration or otherwise, shall bear interest until paid in full at a rate per annum equal to the Corporate Base Rate plus 2% per annum. In the case of a Fixed Rate Advance the maturity of which is accelerated, such Fixed Rate Advance shall bear interest for the remainder of the applicable Interest Period, at the higher of the rate otherwise applicable to such Interest Period plus 2% per annum or the Corporate Base Rate plus 2% per annum.

                 2.5.7 Interest Payment Dates; Interest Basis. Interest accrued on each Floating Rate Advance shall be payable on each Payment Date, commencing with the first such date to occur after the date hereof and at maturity. Interest accrued on each Fixed Rate Advance shall be payable on the last day of its applicable Interest Period and on any date on which such Advance is prepaid, whether due to acceleration or otherwise. Interest accrued on each Fixed Rate Advance having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period. Interest on Fixed Rate Advances shall be calculated for the actual number of days elapsed on the basis of a year consisting of 360 days. Interest on Floating Rate Advances shall be calculated for the actual number of days elapsed on the basis of a year consisting of 365, or, when appropriate, 366 days. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to 1:00 p.m. (local time) at the place of payment. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

                 2.5.8 Method and Application of Payments. Subject to the last sentence of Section 2.5.1, all payments of principal, interest, and fees hereunder shall be made in immediately available funds to the Agent at the Agent's address specified pursuant to Section 10.4 or at any other Lending Installation of the Agent within the United States specified in writing by the Agent to the Borrower (at least one Business Day prior to the applicable due date) by 1:00 p.m. (Chicago time) on the date when due. If Agent receives a payment on the Obligations at a time when no Event of Default has occurred and is continuing and when no payment on the Obligations is due (or the payment received by the Agent is in excess of the amount then due), then such payment (or the portion of such payment that exceeds the amount then due) shall be applied to the Obligations outstanding in such manner as may be specified by the Borrower. To the extent the application of any payment received by Agent in respect of the Obligations is not governed by the immediately preceding sentence, such payment shall be applied in the following manner:

                 (i) first, to any fees, expenses, indemnities and other Obligations (other than the principal of and interest on the Advances) then due and, if such payment is insufficient to pay all such Obligations, then such payment shall be applied to such Obligations due to each Lender pro rata based on the respective amounts thereof;

                 (ii) second, to any accrued and unpaid interest then due on the Advances and, if such payment is insufficient to pay all such interest, then such payment shall be applied to the interest due to each Lender pro rata based on the respective amounts thereof;

                 (iii) third, to any unpaid principal amount of the Advances then due and, if such payment is insufficient to pay all such principal, then such payment shall be applied to the principal due to each Lender pro rata based on the respective amounts thereof; and

                 (iv) fourth, to any other Obligations then due and, if such payment is insufficient to pay all such Obligations, then such payment shall be applied to such Obligations owing to each Lender pro rata based on the respective amounts thereof.

         Each payment delivered to the Agent for the account of any Lender shall be delivered by the Agent to such Lender in the same type of funds which the Agent received at such Lender's address specified pursuant to Article 10.4 or at any Lending Installation specified in a notice received by the Agent from such Lender. If such payment is received by the Agent by 1:00 p.m. (Chicago time) such delivery to the Lenders shall be made on the same day and if received thereafter shall be made on the next succeeding Business Day. Borrower hereby authorizes the Agent and each Lender, if and to the extent any payment is not promptly made to the Agent when due pursuant to this Agreement or any other Loan Document, to set off or otherwise charge from time to time against any or all of the accounts of Borrower with the Agent or such Lender or any affiliate of the Agent or any Lender any amount due hereunder or under such other Loan Document. If any Lender shall obtain any payment in respect of the Obligations (whether voluntary or involuntary, through the exercise of any right of set-off or otherwise) in excess of the amount such Lender would have been entitled to receive under this Section 2.5.8 if such payment had been made to the Agent, such Lender shall hold such excess payment in trust for the Agent and the Lenders and shall forthwith remit the same to the Agent for the Agent's and Lenders' accounts as herein provided. If any Lender is subsequently required to refund to Borrower any sum shared with the other Lenders pursuant to this Section 2.5.8, such Lender shall be entitled to recoup from the other Lenders the amount refunded in excess of the amount it would have been entitled to receive under this Section 2.5.8 together with interest thereon for each day from the date such amount was received by such other Lenders to the date such amount is made available to the Borrower at the same rate of interest that the refunding Lender is required to pay to the Borrower on the refunded amount and, thereafter, until repaid to such refunding Lender, at the Federal Funds Rate. For the purpose of calculating the amount owing by Borrower to each Lender, any payments made by Borrower directly to any Lender that are subject to the sharing provisions of this Section 2.5.8 shall be deemed to have been made to the Agent and distributed to the Lenders in accordance with this Section 2.5.8.

                 2.5.9 Notes; Telephonic Notices. Each Lender is hereby authorized to record on the schedule attached to each of its Notes, or otherwise record in accordance with its usual practice, the date and amount of each of its Loans of the type evidenced by such Note; provided, however, that any failure to so record shall not affect the Borrower's obligations under any Note. The Borrower hereby authorizes the Lenders and the Agent to extend Advances, effect Rate Option selections and submit Competitive Bid Quotes based on telephonic notices made by any person or persons the Agent or any Lender in good faith believes to be an Authorized Officer or an officer, employee or agent of the Borrower designated by an Authorized Officer. The Borrower agrees to deliver promptly to the Agent a written confirmation of each telephonic notice signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Agent and the Lenders, the records of the Agent and the Lenders shall govern absent manifest error.

                 2.5.10 Notification of Advances, Interest Rates and Prepayments. Promptly after receipt thereof, the Agent will notify each Lender of the contents of each Aggregate Commitment reduction notice, Committed Borrowing Notice, Committed Conversion/Continuation Notice, and repayment notice received by it hereunder. The Agent will notify each Lender of the interest rate applicable to each Eurodollar Committed Advance promptly upon determination of such interest rate and will give Borrower and each Lender prompt notice of each change in the Alternate Base Rate. Each Reference Lender agrees to furnish timely information for the purpose of determining the Eurodollar Base Rate.

                 2.5.11 Non-Receipt of Funds by the Agent. Unless the
Borrower or a Lender, as the case may be, notifies the Agent prior to the date on which it is scheduled to make payment to the Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of the Borrower, a payment of principal, interest or fees to the Agent for the account of the Lenders, that it does not intend to make such payment, the Agent may assume that such payment has been made. The Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Agent, the recipient of such payment shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (x) in the case of payment by a Lender, the Federal Funds Rate for such day or (y) in the case of payment by the Borrower, the interest rate applicable to the relevant Loan.

         Section 2.6 Lending Installations. Each Lender may book its
Loans at any Lending Installation selected by such Lender and may change its Lending Installation from time to time. Each Lender will notify the Agent and the Borrower on or prior to the date of this Agreement of the Lending Installation which it intends to utilize for each type of Loan hereunder. Each Lender may, by written notice to the Agent and the Borrower, change the Lending Installation through which Loans will be made by it and for whose account Loan payments are to be made.

         Section 2.7 Withholding Tax Exemption. At least five Business
Days prior to the first date on which interest or fees are payable hereunder for the account of any Lender, each Lender that is not incorporated under the laws of the United States of America, or a state thereof, agrees that it will deliver to each of the Borrower and the Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Lender is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes. Each Lender which so delivers a Form 1001 or 4224 further undertakes to deliver to each of the Borrower and the Agent two additional copies of such form (or a successor form) on or before the date that such form expires (currently, three successive calendar years for Form 1001 and one calendar year for Form 4224) or becomes obsolete or after the occurrence of any event requiring a change in the most recent forms so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Agent, in each case certifying that such Lender is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender advises the Borrower and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

                                   ARTICLE III

                             CHANGE IN CIRCUMSTANCES

         Section 3.1 Yield Protection. If, after the date hereof, the introduction of or change in any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any interpretation thereof, or compliance of any Lender with such,

                 (i) subjects any Lender or any applicable Lending Installation to any tax, duty, charge or withholding on or from payments due from the Borrower, or changes the basis of taxation of payments to any Lender in respect of its Loans or other amounts due it hereunder (in either case, excluding taxation of the overall net income of any Lender or applicable Lending Installation) or

                 (ii) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to Fixed Rate Advances), or

                 (iii) imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation of making, funding or maintaining loans or reduces any amount receivable by any Lender or any applicable Lending Installation in connection with loans, or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of loans held or interest received by it, by an amount deemed material by such Lender, then, within 15 days of demand by such Lender, the Borrower shall pay such Lender that portion of such increased expense incurred or reduction in an amount received which such Lender determines is attributable to making, funding and maintaining its Loans and its Commitment; provided, however, if any such Lender fails to provide the Borrower with notice of such increased expense or reduction in amount received within 30 days after such Lender becomes aware of the occurrence of the events giving rise to such increased expense or reduction, then such Lender shall not be entitled to recover any payment from the Borrower under this Section 3.1 for any such increase in expense incurred or such reduction in amount occurring prior to the time such Lender delivers such notice to the Borrower; provided, further, that nothing in this Section
3.1 precludes a Lender, after providing initial notice of an occurence of an event described in this Section 3.1, from making successive demands for payment for further compensation with respect to such event, nor does this Section 3.1 limit the ability of such Lender, with respect to subsequent demands, to recover the full amount incurred since the immediately preceding demand for payment.

         Section 3.2 Changes in Capital Adequacy Regulations. If a
Lender determines the amount of capital required or expected to be maintained by such Lender, any Lending Installation of such Lender or any corporation controlling such Lender is increased as a result of a Change, then, within 15 days of demand by such Lender, the Borrower shall pay such Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender determines is attributable to this Agreement, its Loans or its obligation to make Loans hereunder (after taking into account such Lender's policies as to capital adequacy); provided, however, that nothing in this Section 3.2 precludes a Lender from making successive demands for payment for further compensation with respect to such event, nor does this Section 3.2 limit the ability of such Lender, with respect to subsequent demands, to recover the full amount incurred since the immediately preceding demand for payment. "Change" means (i) any change after the date of this Agreement in the Risk-Based Capital Guidelines or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or any Lending Installation or any corporation controlling any Lender. "Risk-Based Capital Guidelines" means
(i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

         Section 3.3 Availability of Rate Options. If (i) any Lender determines that maintenance of its Eurodollar Committed Loans or Eurodollar Bid Rate Loans, as the case may be, at a suitable Lending Installation would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, (ii) the Required Lenders determine that deposits of a type and maturity appropriate to match fund Eurodollar Committed Advances are not available or (iii) the Required Lenders determine that a Rate Option does not accurately reflect the cost of making or maintaining a Committed Advance at such Rate Option, then the Agent shall suspend the availability of the affected Rate Option and, in the case of clause (i) only, require any affected Loans to be repaid.

         Section 3.4 Funding Indemnification. If any payment of a Fixed
Rate Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a Fixed Rate Advance is not made on the date specified by the Borrower for any reason other than default by the Lenders, the Borrower will indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain the Fixed Rate Advance.

         Section 3.5 Lender Statements; Survival of Indemnity. To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Fixed Rate Loans to reduce any liability of the Borrower to such Lender under Sections 3.1 and 3.2 or to avoid the unavailability of a Rate Option under Section 3.3, so long as such designation is not disadvantageous to such Lender. Each Lender shall deliver a written statement of such Lender as to the amount due, if any, under Sections 3.1, 3.2 or 3.4. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Fixed Rate Loan shall be calculated as though each Lender funded its Fixed Rate Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Fixed Rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement shall be payable on demand after receipt by the Borrower of the written statement. The obligations of the Borrower under Sections 3.1, 3.2 and 3.4 shall survive payment of the Obligations and termination of this Agreement.

                                   ARTICLE IV

                   CONDITIONS TO EFFECTIVENESS AND TO LENDING

         Section 4.1 Conditions to Effectiveness of Agreement. This
Agreement and the other Loan Documents shall become effective upon, and only upon, the execution and delivery thereof as required by Section 4.2(a) and the termination of, and payment of all amounts owing in respect of, the Prior Loan Agreement.

         Section 4.2 Conditions to Initial Advance. In addition to the conditions set forth in Section 4.3 (to be fulfilled at the time any Advance is made), the obligation of each Lender to make its initial Loan available is subject to fulfillment of the following conditions.

                 (a) Loan Documents. Ten duplicate originals of this Agreement shall have been duly executed and delivered to the Agent by each of the parties hereto and one original of each of the Notes shall have been duly executed and delivered to the Agent by the Borrower, in each case in form and substance satisfactory to the Agent and each Lender.

                 (b) Corporate Certificates. The Agent shall have received ten duplicate originals of each of the following, in each case in form and substance satisfactory to the Agent and each Lender:

                          (i)  Copies of the articles of incorporation of
Borrower certified by the Secretary of State of Washington not more than five days prior to the date hereof;

                         (ii)  Bylaws of Borrower certified by Borrower, as of
the date hereof;

                        (iii) Certificate of Existence/Authorization issued by the Secretary of State of Washington with respect to Borrower, dated not more than five days prior to the date hereof;

                         (iv)  Certified copies of resolutions adopted by the
board of directors of Borrower authorizing the execution, delivery and performance by Borrower of the Loan Documents, dated as of the date hereof; and

                          (v)  Incumbency certificates describing the office and
identifying the specimen signatures of the individuals signing the Loan Documents on behalf of Borrower, dated as of the date hereof.

                 (c) Legal Opinion. The Agent shall have received ten duplicate originals of an opinion of the law firm of Riddell, Williams, Bullitt & Walkinshaw, counsel to Borrower, in substantially the form of Exhibit
F hereto and dated as of the date hereof.

                 (d) Other Information. The Agent and each Lender shall have received such other statements, opinions, certificates, documents and information with respect to the matters contemplated by this agreement as it may reasonably request.

         Section 4.3 Conditions to All Advances. The obligation of the
Lenders to fund any Advances hereunder, including the initial Advance, is subject to the condition that, on the date of such Advance, no Default or Event of Default shall have occurred and be continuing or will occur as a result of the making of the Advances; and the representations of Borrower in Article V shall be true on and as of such date with the same force and effect as if made on and as of such date. Each Advance shall be deemed to constitute a representation and warranty by Borrower that, as of the date of such Advance, the statements set forth in Article V are true and correct and no Default or Event of Default has occurred and is continuing or will occur as a result of disbursement of the requested Advance.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

         Borrower represents and warrants to the Lenders as follows:

         Section 5.1 Corporate Existence and Power. Borrower and each
Subsidiary are each corporations duly incorporated, validly existing and in good standing under the laws of their respective jurisdictions of incorporation. Borrower and each Subsidiary are each duly qualified to do business in each other jurisdiction where the nature of their respective activities or the ownership of their respective properties requires such qualification, except to the extent that failure to be so qualified does not have a material adverse effect on the business, operations or financial condition of the enterprise comprised of Borrower and its Subsidiaries taken as a whole. Borrower and each Subsidiary have full corporate power, authority and legal right to carry on their business as presently conducted, and to own and operate their properties and assets. Borrower has full corporate power to execute, deliver and perform this Agreement and the other Loan Documents and to borrow hereunder. The term "Subsidiary" as used in this Section 5.1 shall not include Tongue River.

         Section 5.2 Corporate Authorization. The execution, delivery and performance by Borrower of this Agreement and the other Loan Documents, and any borrowing hereunder or thereunder, have been duly authorized by all necessary corporate action of Borrower, do not require any shareholder approval or the approval or consent of any trustee or the holders of any Indebtedness of Borrower, except such as have been obtained (certified copies thereof having been delivered to the Agent), do not contravene any law, regulation, rule, judgment or order binding on it or its Articles of Incorporation or Bylaws, do not contravene the provisions of or constitute a default under any indenture, mortgage, contract or other agreement or instrument to which Borrower or any Subsidiary is a party or by which Borrower or any of its properties may be bound or affected, and do not result in the creation or imposition of any Lien on any assets of Borrower or any Subsidiary.

         Section 5.3 Government Approvals, Etc. No Government Approval or filing or registration with any Governmental Authority is required for the making and performance by Borrower of this Agreement or the other Loan Documents or in connection with any of the transactions contemplated hereby or thereby, except such as have been heretofore obtained and are in full force and effect (certified copies thereof having been delivered to the Agent).

         Section 5.4 Binding Obligations, Etc. This Agreement has been duly executed and delivered by Borrower and constitutes, and the other Loan Documents when duly executed and delivered will constitute, the legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws of general application affecting the enforcement of creditors' rights, and (b) by general equitable principles, regardless of whether enforcement is sought in equity or at law.

         Section 5.5 Litigation. Except as disclosed in Schedule 3 there are no actions, proceedings, investigations, or claims against or affecting Borrower or any Subsidiary now pending before any court, arbitrator or Governmental Authority (nor to the knowledge of Borrower has any thereof been threatened) which if determined adversely to Borrower or any Subsidiary would be likely to have a material adverse effect on the business, operations or financial condition of the enterprise comprised of Borrower and its Subsidiaries taken as a whole or on the ability of Borrower to perform its obligations under this Agreement and the other Loan Documents except as disclosed in Borrower's Form 10-K filed with the Securities and Exchange Commission for its fiscal year ended September 30, 1994, or its Form 10-Q filed with the Securities and Exchange Commission for the fiscal quarter ended December 31, 1994. The term "Subsidiary" as used in this Section 5.5 shall not include Tongue River.

         Section 5.6 Financial Condition. The consolidated balance sheet of Borrower and its Subsidiaries as of September 30, 1994, and the related statements of income and shareholders' earnings reinvested in the business for the fiscal year then ended, and the consolidated balance sheet of Borrower and its Subsidiaries as of December 31, 1994, and the related statements of income and shareholders' earnings reinvested in the business for the fiscal quarter then ended, copies of which have been furnished to the Agent and each Lender, fairly present the consolidated financial condition of Borrower and its Subsidiaries as at such dates and the results of operations of Borrower and its Subsidiaries for the periods then ended, all in accordance with generally accepted accounting principles consistently applied. Borrower and its Subsidiaries did not have on such dates any material contingent liabilities for Taxes, material unusual forward or long-term commitments or material unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in the balance sheets for such dates and in the notes to those financial statements. Since December 31, 1994, there has been no material adverse change in the financial conditions, operations, or business of the enterprise comprised of Borrower or its Subsidiaries taken as a whole.

         Section 5.7 Taxes. Borrower and its Subsidiaries have filed all tax returns and reports required of them, have paid all Taxes which are due and payable, and have provided adequate reserves for payment of any Tax whose payment is being contested. The charges, accruals and reserves on the books of Borrower and its Subsidiaries in respect of Taxes for all fiscal periods to date are accurate. There are no questions or disputes between Borrower or any Subsidiary and any Governmental Authority with respect to any Taxes except as disclosed in the balance sheets referred to in Section 5.6 or otherwise disclosed to the Agent and to each Lender in writing prior to the date of this Agreement and except disputes which if resolved adversely to the positions being asserted by Borrower or any Subsidiary would not have a material adverse effect on the business, operations or financial condition of the enterprise comprised of Borrower and its Subsidiaries taken as a whole.

         Section 5.8 Laws, Orders; Other Agreements. Except as described in the financial statements delivered to the Lenders pursuant to Section 5.6, neither Borrower nor any Subsidiary is in material violation of or subject to any material contingent liability on account of any material laws, statutes, rules, regulations and orders of any Governmental Authority, except any thereof whose validity is being contested in good faith by appropriate proceedings upon stay of execution of the enforcement thereof. Neither Borrower nor any Subsidiary is in material breach of or default under any material agreement to which it is a party or which is binding on it or any of its assets. The term "Subsidiary" as used in this Section 5.8 shall not include Tongue River.

         Section 5.9 Federal Reserve Regulations. Borrower is not engaged principally or as one of its important activities in the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Federal Reserve Regulation U), and no part of the proceeds of any Advance will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock or for any other purpose that violates the applicable provisions of any Federal Reserve Regulation. Borrower will furnish to the Agent on request by the Agent or any Lender a statement conforming with the requirements of said Regulation U.

         Section 5.10  ERISA.

                 (a) The present value of all benefits vested under all Pension Plans did not, as of the most recent valuation date of such Pension Plans, exceed the value of the assets of such Pension Plans allocable to such vested benefits by an amount which would represent a potential material liability of Borrower and its Subsidiaries or affect materially the ability of Borrower to perform its obligations under this Agreement.

                 (b) No Plan or trust created thereunder, or any trustee or administrator thereof, has engaged in a "prohibited transaction" (as such term is defined in Section 406 or Section 2003(a) of ERISA) which could subject such Plan or any other Plan, any trust created thereunder, or any trustee or administrator thereof, or any party dealing with any Plan or any such trust to the tax or penalty on prohibited transactions imposed by Section 502 or Section 2003(a) of ERISA.

                 (c) No Pension Plan or trust has been terminated, except in accordance with the Code, ERISA, and the regulations of the Internal Revenue Service and the PBGC as applicable to solvent plans in which benefits of participants are fully protected. No "reportable event" as defined in Section 4043 of ERISA has occurred for which notice has not been waived or for which alternative notice procedures are permitted.

                 (d) No Pension Plan or trust created thereunder has incurred any "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA) whether or not waived, since the effective date of ERISA.

                 (e) The required allocations and contributions to Pension Plans will not violate Section 415 of the Code.

                 (f) Neither Borrower nor any number of the Controlled Group is a party to any multi-employer plan as defined in Section 4001(a)(3) of ERISA.

         Section 5.11 Subsidiaries. In respect of Subsidiaries, Schedule 1 to this Agreement sets forth as of the date of this

Agreement the authorized capitalization of each Subsidiary, the number of shares of each class of capital stock issued and outstanding of each Subsidiary, and the number and percentage of outstanding shares of each such class of capital stock owned by Borrower or by any Subsidiary. The outstanding shares of each Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable. As of the date of this Agreement, Borrower and each Subsidiary owns beneficially and of record and has good title to all the shares it is listed as owning on Schedule 1, free and clear of any Lien. The term "Subsidiary" as used in this Section 5.11 shall not include Tongue River.

         Section 5.12 Investment Company; Public Utility Holding Company. (a) Borrower is not an "investment company" or a company "controlled" by an investment company within the meaning of the Investment Company Act of 1940, as amended; (b) Borrower does not own any shares of capital stock of a "holding company" as such term is defined in the Public Utility Holding Company Act of 1935, as amended, and is not a "subsidiary company" of a "registered holding company" within the meaning of said Act. Borrower is a "holding company" as defined in said Act by reason of its ownership of all of the outstanding shares of common stock of Washington Natural Gas Company, but is exempt from said Act, except the provisions of Section 9(a)(2) thereof, by virtue of Section 3(a)(1) thereof and Rule 2 thereunder.

         Section 5.13 Environmental Compliance. (a) (i) Borrower and each Subsidiary is in compliance with the provisions of all Environmental Laws relating to its business, operations, properties or assets, and the ownership, use, control, management, operation or occupancy thereof, where the failure to be in such compliance would have, singly or in the aggregate, a Material Adverse Effect; (ii) neither Borrower nor any Subsidiary nor any of the business, operations, properties or assets of any of them has violated or has been alleged by any Governmental Authority to be in violation of or has been subject to any administrative or judicial proceeding pursuant to, any applicable Environmental Law, which would have, singly or in the aggregate, a Material Adverse Effect;
(iii) neither Borrower nor any Subsidiary is subject to any liability under any Environmental Law, which liability could have, singly or in the aggregate, a Material Adverse Effect; (iv) there are no facts or circumstances which could form the basis for the assertion of any claim against Borrower or any Subsidiary relating to any Environmental Law including, but not limited to, any claim arising from past or present practices on, at or from Borrower's or any Subsidiary's business, operations, property or assets and the ownership, use, control, management, operation or occupancy thereof, asserted under any Environmental Law, which would have, singly or in the aggregate, a Material Adverse Effect; (v) there is no asbestos contained in or forming part of any building component, structure or office space at any of the property or assets of Borrower or any Subsidiary, where the presence of such asbestos would have, singly or in the aggregate, a Material Adverse Effect; and (vi) no polychlorinated biphenyls ("PCBs") are used, stored or released at any of the property or assets of Borrower or any Subsidiary where the presence of such PCBs would have, singly or in the aggregate, a Material Adverse Effect.

         (b) There have been no discharges, emissions or releases of Hazardous Material at, on, upon, under, into or from Borrower's or any Subsidiary's business, operations, properties or assets or the ownership, use, control, management, operation or occupancy thereof, which would have, singly or in the aggregate, a Material Adverse Effect.

         (c) If any storage tanks exist on or under any property of Borrower or any Subsidiary, such storage tanks have been duly registered with all appropriate regulatory and governmental bodies and otherwise are in compliance with applicable Federal, state and local statutes, regulations, ordinances and other regulatory requirements except any non-compliance which would not have, singly or in the aggregate, a Material Adverse Effect.

         (d) None of the property of Borrower or any Subsidiary is listed or proposed for listing on the National Priorities List or the Comprehensive Environmental Response, Compensation, and Liability Information System, both as promulgated under CERCLA, or on any comparable state or local list which would have, singly or in the aggregate, a Material Adverse Effect, and neither Borrower nor any Subsidiary has received any notification of potential or actual liability or any request for information pursuant to any Environmental Law, including, without limitation, CERCLA or RCRA, or any comparable state or local Environmental Law which would have, singly or in the aggregate, a Material Adverse Effect.

         Section 5.14 Representations as a Whole. This Agreement, the other Loan Documents, the financial statements referred to in Section 5.6, and all other instruments, documents, certificates and statements furnished to the Agent or any Lender by Borrower, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained herein or therein not misleading.

                                   ARTICLE VI

                                    COVENANTS

         So long as any Lender shall have any Commitment hereunder and until payment in full of each Advance and the Notes and performance of all other obligations of Borrower under this

Agreement, Borrower agrees to abide by all of the following unless the Agent, with the approval of the Required Lenders, shall otherwise consent in writing.

         Section 6.1 Use of Proceeds. Borrower will use the proceeds of the Advances exclusively for general corporate purposes.

         Section 6.2 Financial Statements. Borrower covenants and agrees that it will deliver to Agent and each Lender:

                 (i) as soon as practicable and in any event within 60 days after the end of each quarterly period (other than the last quarterly period) in each fiscal year, a consolidated statement of income and shareholders' earnings reinvested in the business and consolidated statements of cash flows of Borrower and its Subsidiaries for such quarterly period and for the period from the beginning of the current fiscal year to the end of such quarterly period, and a consolidated balance sheet of Borrower and its Subsidiaries as at the end of such quarterly period, setting forth in each case in comparative form figures for the corresponding period or date in the preceding fiscal year, all in reasonable detail and accompanied by a certificate by an authorized financial officer of Borrower stating that the financial statements were prepared in accordance with generally accepted accounting principles and fairly reflect the financial condition and results of operations of Borrower and its Subsidiaries, subject to changes resulting from year-end adjustments;

                (ii) as soon as practicable and in any event within 105 days after the end of each fiscal year, a consolidated statement of income and shareholders' earnings reinvested in the business and consolidated statement of cash flows of Borrower and its Subsidiaries for such year, and a consolidated balance sheet of Borrower and its Subsidiaries as of the end of such year, setting forth in each case in comparative form corresponding consolidated figures from the preceding annual audit, all in reasonable detail and accompanied by an audit report by independent public accountants of recognized standing selected by Borrower;

               (iii) promptly upon transmission thereof, copies of all such financial statements, proxy statements, notices and reports as Borrower shall send to its stockholders and copies of all registration statements (without exhibits) and all reports (without exhibits), if any, which it files with the Securities and Exchange Commission (or any governmental body or agency succeeding to the functions of the Securities and Exchange Commission); and

                (iv) such other financial data, including copies of exhibits referred to in Section 6.2(iii), in the form and at the intervals as Agent or any Lender may reasonably request.

Together with each delivery of financial statements required by clauses (i) and
(ii) above, Borrower will deliver to Agent and each Lender an Officer's Certificate setting out the Total Debt to Total Capitalization Ratio described in Section 6.13 as of the end of the most recent applicable fiscal period and, further, stating that there has not existed during such fiscal period, and there does not then exist, any Event of Default or Default, or, if any such Event of Default or Default has existed or does then exist, specifying the nature thereof, the period of existence thereof and what action Borrower has taken or proposes to take with respect thereto. Together with each delivery of financial statements required by clause (ii) above, Borrower will deliver to Agent and each Lender a certificate of said accountants stating that, in making the audit necessary to the certification of such financial statements, they have obtained no knowledge of any Event of Default or Default, or, if any such Event of Default or Default exists, specifying the nature and period of existence thereof and further certifying that any sale or disposition of assets during such fiscal year did not exceed the limitation set out in the second sentence of Section 6.14.

         Section 6.3 Inspection of Property. Borrower covenants and agrees that it will permit any Lender, at such Lender's expense (unless a Default or Event of Default shall have occurred, in which event the expense of such visit and inspection shall be for Borrower's account), to visit and inspect any of the properties of Borrower and its Subsidiaries, to examine the corporate books and financial records of Borrower and its Subsidiaries, and to make copies thereof or extracts therefrom and to discuss the affairs, finances and accounts of any of such persons with the principal officers of Borrower and its independent public accountants, all at such reasonable times and as often as any Lender may reasonably request.

         Section 6.4 Payment of Taxes. Borrower shall cause to be paid and discharged all Taxes imposed upon Borrower or any Subsidiary or upon the income or profits of Borrower or any Subsidiary or upon property belonging to Borrower or any Subsidiary before the same shall be in default, as well as all lawful claims for labor, materials and supplies which, if unpaid, might become a lien or charge upon such property or any part thereof; provided, however, that Borrower shall not be required to cause to be paid or discharged any such Tax or claim so long as the validity thereof is being contested in good faith by appropriate proceedings, and Borrower and its Subsidiaries shall set aside on their books adequate reserves with respect thereto.

         Section 6.5 Preservation of Corporate Existence. Borrower shall cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate existence of each of its Subsidiaries (except where the failure to maintain such corporate existence is permitted by Section 6.14).

         Section 6.6 Maintenance of Property. Borrower shall, and shall cause its Subsidiaries to, at all times keep, maintain, preserve and protect all its and their property in good repair, working order and condition and from time to time to make all needful and proper repairs, renewals, replacements, betterments and improvements thereto, so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

         Section 6.7 Insurance. Borrower shall, and shall cause its Subsidiaries to, at all times, maintain adequate insurance with financially sound and reputable insurers, on all property of Borrower and its Subsidiaries, of the character usually insured by corporations engaged in the same or similar business against loss or damage of the kinds customarily insured against by such corporations, and carry such other insurance as is usually carried by corporations engaged in the same or similar business.

         Section 6.8 Records and Accounts. Borrower shall at all times keep and cause each Subsidiary to keep true and complete books of record and accounts in accordance with generally accepted accounting principles. The term "Subsidiary" as used in this Section 6.8 does not include Tongue River.

         Section 6.9 Additional Payments. From time to time, Borrower will (a) pay or reimburse the Agent for all reasonable costs and expenses (including reasonable attorneys' fees, which may include the internal charges of in-house counsel to the Agent) actually incurred by the Agent in connection with the preparation or amendment of this Agreement or the other Loan Documents, or the making of any Advance or the administration of the transactions contemplated hereby; (b) pay or reimburse the Agent and each Lender for all reasonable costs and expenses, including reasonable legal fees (which may include the internal charges of in-house counsel to the Agent and any Lender), actually incurred by the Agent and Lenders in connection with the enforcement by judicial proceedings or otherwise of any of the rights of the Agent and/or Lenders under this Agreement and/or the other Loan Documents (including, without limitation, enforcement or protection of any such rights in any bankruptcy or other insolvency proceeding); (c) upon Agent's request, obtain and promptly furnish to Agent evidence of all such Government Approvals as may be required to enable Borrower to comply with its obligations under this Agreement and the other Loan

Documents; and (d) execute and deliver all such instruments and perform all such other acts as the Agent or any Lender may reasonably request to carry out the transactions contemplated by this Agreement.

         Section 6.10 Compliance With Laws, Etc. Borrower will, and will cause its Subsidiaries to, comply in all material respects with all material laws, regulations, rules, and orders of Governmental Authorities applicable to Borrower or to its Subsidiaries or to their operations or property, except any thereof whose validity is being contested in good faith by appropriate proceedings upon stay of execution of the enforcement thereof. The term "Subsidiary" as used in this Section 6.10 does not include Tongue River.

         Section 6.11 Notification. Promptly after learning thereof, Borrower will notify the Agent of (a) the details of any action, proceeding, investigation or claim against or affecting Borrower or any Subsidiary instituted before any court, arbitrator or Governmental Authority or, to Borrower's knowledge, threatened to be instituted, which, if determined adversely to Borrower or a Subsidiary would be likely to have a material adverse effect on the financial condition or operations of Borrower and its Subsidiaries taken as a whole; (b) any labor controversy which has resulted in or, to Borrower's knowledge, threatens to result in a strike which would materially affect the business operations of Borrower and its Subsidiaries taken as a whole; (c) if Borrower or any member of the Controlled Group gives or is required to give notice to the PBGC of any "reportable event" (as defined in subsection (b)(1), (2), (5) or (6) of Section 4043 of ERISA) with respect to any Plan (or the Internal Revenue Service gives notice to the PBGC of any "reportable event" as defined in subsection (c)(2) of Section 4043 of ERISA and Borrower obtains knowledge thereof) which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (d) if any Event of Default or Default exists, the nature and period of existence thereof and any action Borrower has taken or proposes to take with respect thereto and (e) any change in the rating on Borrower's commercial paper from S&P or from Moody's or from any other rating agency designated by Borrower pursuant to the definitions of "Commitment Fee Percentage" and "Eurodollar Rate Margin."

         Section 6.12 Limit on Outstanding Commercial Paper. Borrower shall not permit the aggregate outstanding principal amount of all commercial paper issued by it to at any time exceed the amount by which the Aggregate Commitment exceeds the aggregate outstanding principal balance of the Advances.

         Section 6.13 Total Debt to Total Capitalization Ratio. Borrower and its consolidated Subsidiaries shall have, at the end of each calendar quarter, a ratio of Total Debt to Total Capitalization that does not exceed 0.65 to 1, as determined on a consolidated basis.

         Section 6.14 Liquidation, Merger, Sale of Assets. Borrower shall not, and shall cause its Subsidiaries not to, liquidate, dissolve or enter into any merger, consolidation, or other combination except that any Subsidiary may merge or consolidate into any other Subsidiary (other than Tongue River) or into the Borrower, and either Borrower or any Subsidiary may merge with a corporation that is not a Subsidiary if the Borrower or such Subsidiary is the surviving entity, provided however that such merger or consolidation shall not cause an Event of Default under this Agreement and, after such merger or consolidation, that the Borrower shall have a commercial paper rating equal to or better than a Tier 5 Commercial Paper Rating. Borrower will not, and will cause its Subsidiaries not to, sell, lease or otherwise dispose of any portion of their business or assets (including the stock of any Subsidiary) if, after taking such disposition into account, at the end of any fiscal quarter in a year, the consolidated total assets of Borrower and its Subsidiaries are not equal to at least 90% of the consolidated total assets of Borrower and its Subsidiaries at the end of the preceding fiscal year, as determined from the financial statements referred to in Section 5.6 or subsequently delivered pursuant to
Section 6.2.

         Section 6.15 Liens. Borrower shall not, and shall cause its Subsidiaries not to, create, assume or suffer to exist any Lien except liens arising under the Indenture of First Mortgage dated April 1, 1957, between Washington Natural Gas Company and Harris Trust and Savings Bank, as trustee, as amended, and any Supplemental Indentures thereto issued, or which may be issued, from time to time to secure first mortgage bonds, on all property of Washington Natural Gas Company (other than "Excepted Property" as defined in said Indenture).

         Section 6.16 Indemnification. Borrower shall indemnify the Agent and each Lender, and the directors, officers and employees of Agent and each Lender, against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Agent or any Lender is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Advance hereunder; provided, that Borrower shall have no obligation hereunder for any amount arising from a claim or determination that any Lender's entry into this Agreement was not a duly authorized and legal act of such Lender. The obligations of the Borrower under this Section 6.16 shall survive the termination of this Agreement.

                                   ARTICLE VII

                                EVENTS OF DEFAULT

         Section 7.1 Events of Default. The occurrence of any of the following events shall constitute an "Event of Default" hereunder.

                 (a) Payment Default. Borrower shall fail to pay (i) any amount of principal on any Advance when due, or (ii) for a period of five days after the date when due any amount of interest on any Advance or any other amount payable by it hereunder; or

                 (b) Breach of Warranty. Any representation or warranty made or deemed made by Borrower under or in connection with this Agreement or the other Loan Documents shall prove to have been incorrect in any material respect when made or deemed made; or

                 (c) Breach of Certain Covenants. Borrower shall fail to perform or observe any of the covenants set forth in Section 6.5, clause (d) of
Section 6.11, Section 6.13, or Section 6.14; or

                 (d) Breach of Other Covenant. Borrower shall fail to perform or observe the covenant set forth in Section 6.12 and such failure shall remain unremedied for five days after the occurrence thereof, or Borrower shall fail to perform or observe any other covenant, obligation or term of this Agreement or any other Loan Document and such failure shall remain unremedied for fifteen (15) days after written notice thereof shall have been given to Borrower by the Agent (acting at the request of any Lender); or

                 (e) Cross-default. Borrower or any Subsidiary shall fail (i) to pay when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) any Indebtedness having an outstanding principal balance in the aggregate in excess of Five Million Dollars ($5,000,000) (except any Advance) or any interest or premium thereon and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness, or (ii) to perform any term or covenant on its part to be performed under any agreement or instrument relating to any such Indebtedness and required to be performed and such failure shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such failure to perform is to accelerate or to permit the acceleration of the maturity of such Indebtedness; or

                 (f) Voluntary Bankruptcy, Etc. Borrower or any
Subsidiary shall: (1) file a petition seeking relief for itself under Title 11 of the United States Code, as now constituted or hereafter amended, or file an answer consenting to, admitting the material allegations of or otherwise not controverting, or fail timely to controvert, a petition filed against it seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended; or (2) file such petition or answer with respect to relief under the provisions of any other now existing or future applicable bankruptcy, insolvency, or other similar law of the United States of America or any state thereof or of any other country or jurisdiction providing for the reorganization, winding-up or liquidation of corporations or an arrangement, composition, extension or adjustment with creditors; or

                 (g) Involuntary Bankruptcy, Etc. An order for relief shall be entered against Borrower or any Subsidiary under Title 11 of the United States Code, as now constituted or hereafter amended, which order is not stayed; or upon the entry of an order, judgment or decree by operation of law or by a court having jurisdiction in the premises which is not stayed adjudging it a bankrupt or insolvent under, or ordering relief against it under, or approving as properly filed, a petition seeking relief against it under the provisions of any other now existing or future applicable bankruptcy, insolvency or other similar law of the United States of America or any state thereof or of any other country or jurisdiction providing for the reorganization, winding-up or liquidation of corporations or any arrangement, composition, extension or adjustment with creditors, or appointing a receiver, liquidator, assignee, sequestrator, trustee or custodian of Borrower or any Subsidiary or of any substantial part of its property, or ordering the reorganization, winding-up or liquidation of its affairs, or upon the expiration of 60 days after the filing of any involuntary petition against it seeking any of the relief specified in
Section 7.1(f) or this Section 7.1(g) without the petition being dismissed prior to that time; or

                 (h) Insolvency, Etc. Borrower or any Subsidiary shall
(i) make a general assignment for the benefit of its creditors or (ii) consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, or custodian of all or a substantial part of the property of Borrower or any Subsidiary, or (iii) admit its insolvency or inability to pay its debts generally as they become due, or (iv) fail generally to pay its debts as they become due, or (v) take any action (or suffer any action to be taken by its directors or shareholders) the purpose of which is to dissolve or liquidate Borrower or any Subsidiary (except as permitted by Section 6.5 or 6.14) or to seek protection or relief under Title 11 of the United States Code or under any other federal or state bankruptcy, insolvency or receivership law; or

                 (i) ERISA. Borrower or any member of the Controlled
Group shall fail to pay when due an amount or amounts aggregating in excess of Five Million Dollars ($5,000,000) which it shall have become liable to pay to the PBGC or to a Plan under Section 515 of ERISA or Title IV of ERISA; or notice of intent to terminate a Plan or Plans (other than a multiemployer plan, as defined in Section 4001(3) of ERISA), having aggregate Unfunded Vested Liabilities in excess of Five Million Dollars ($5,000,000) shall be filed under Title IV of ERISA by Borrower, any member of the Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate any such Plan or Plans; or

                 (j) Ownership of Washington Natural Gas Company. Borrower shall cease for any reason to own 100% of the then outstanding voting stock of Washington Natural Gas Company free and clear of any Liens; or

                 (k) Governmental Approvals. Any Government Approval or registration or filing with any Governmental Authority now or hereafter required in connection with the performance by Borrower of its obligations set forth in the Loan Documents shall be revoked, withdrawn or withheld or shall fail to remain in full force and effect; or

                 (l) Other Government Action. Any act of any
Governmental Authority shall deprive Borrower or any Subsidiary of any right, privilege or franchise that is material to the conduct of a material part of the business of Borrower or such Subsidiary or shall substantially restrict the exercise of such right, privilege or franchise, and such act shall not be revoked or rescinded within 60 days after it shall have become effective or within 30 days after notice from the Agent to Borrower requesting revocation or rescission, whichever first occurs.

         Section 7.2 Consequences of Default. If any of the Events of
Default described in Section 7.1(f), Section 7.1(g), Section 7.1(h) or Section 7.1(j) shall occur, the Aggregate Commitment and Commitments shall immediately terminate, and the principal of and the interest on Advances and all other sums payable by Borrower hereunder and under the Notes shall become immediately due and payable, all without protest, presentment, notice or demand, all of which Borrower expressly waives. If any other Event of Default shall occur and be continuing, then in any such case and at any time thereafter so long as any such Event of

Default shall be continuing, the Agent shall at the request, or may with the consent, of the Required Lenders immediately terminate the Aggregate Commitment and the Commitments and, if Advances shall have been made, the Agent shall at the request, or may with the consent, of the Required Lenders declare the principal of and the interest on the Advances and the Notes and all other sums payable by Borrower hereunder or thereunder to be immediately due and payable, whereupon the same shall become immediately due and payable all without protest, presentment, notice, or demand, all of which Borrower expressly waives.

                                  ARTICLE VIII

                                    THE AGENT

         Section 8.1 Appointment. First Chicago is hereby appointed
Agent hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Agent to act as the agent of such Lender. The Agent agrees to act as such upon the express conditions contained in this Article
VIII. The Agent shall not have a fiduciary relationship in respect of the Borrower or any Lender by reason of this Agreement.

         Section 8.2 Powers. The Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Agent.

         Section 8.3 General Immunity. Neither the Agent nor any of its directors, officers, agents or employees shall be liable to the Borrower, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except for its or their own gross negligence or willful misconduct.

         Section 8.4 No Responsibility for Advances, Recitals, Etc.
Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (i) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (iii) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered to the Agent; or (iv) the validity, effectiveness or genuineness of any Loan

Document or any other instrument or writing furnished in connection therewith. The Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by the Borrower to the Agent at such time, but is voluntarily furnished by the Borrower to the Agent (either in its capacity as Agent or in its individual capacity).

         Section 8.5 Action on Instructions of Lenders. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders and on all holders of Notes. The Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

         Section 8.6 Employment of Agents and Counsel. The Agent may execute any of its duties as Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning all matters pertaining to the agency hereby created and its duties hereunder and under any other Loan Document.

         Section 8.7 Reliance on Documents; Counsel. The Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent.

         Section 8.8 Agent's Reimbursement and Indemnification. The
Lenders agree to reimburse and indemnify the Agent ratably in proportion to their respective Commitments (i) for any amounts not reimbursed by the Borrower for which the Agent is entitled to reimbursement by the Borrower under the Loan Documents, (ii) for any other expenses incurred by the Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Agent. The obligations of the Lenders under this Section 8.8 shall survive payment of the Obligations and termination of this Agreement.

         Section 8.9 Rights as a Lender. In the event the Agent is a Lender, the Agent shall have the same rights and powers hereunder and under any other Loan Document as any Lender and may exercise the same as though it were not the Agent, and the term "Lender" or "Lenders" shall, at any time when the Agent is a Lender, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Subsidiaries in which the Borrower or such Subsidiary is not restricted hereby from engaging with any other Person. The Agent, in its individual capacity, is not obligated to remain a Lender.

         Section 8.10 Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

         Section 8.11 Successor Agent. The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower, such resignation to be effective upon the appointment of a successor Agent or, if no successor Agent has been appointed, forty-five days after the retiring Agent gives notice of its intention to resign. The Agent may be removed at any time with or without cause by written notice received by the Agent from the Required Lenders, such removal to be effective on the date specified by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint, on behalf of the Borrower and the Lenders, a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders within thirty days after the resigning Agent's giving notice of its intention to resign, then the resigning Agent may appoint, on behalf of the Borrower and the Lenders, a successor Agent. If the Agent has resigned or been removed and no successor Agent has been appointed, the Lenders may perform all the duties of the Agent hereunder and the Borrower shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders. No successor Agent shall be deemed to be appointed hereunder until such successor Agent has accepted the appointment. Any such successor Agent shall be a commercial bank having capital and retained earnings of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Agent. Upon the effectiveness of the resignation or removal of the Agent, the resigning or removed Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation or removal of an Agent, the provisions of this Article VIII shall continue in effect for the benefit of such Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder and under the other Loan Documents.

                                   ARTICLE IX

                BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

         Section 9.1 Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lenders and their respective successors and assigns, except that (i) the Borrower shall not have the right to assign its rights or obligations under the Loan Documents and (ii) any assignment by any Lender must be made in compliance with Section 9.3. Notwithstanding clause (ii) of this Section, any Lender may at any time, without the consent of the Borrower or the Agent, assign all or any portion of its rights under this Agreement and its Notes to a Federal Reserve Bank; provided, however, that no such assignment shall release the transferor Lender from its obligations hereunder. The Agent may treat the payee of any Note as the owner thereof for all purposes hereof unless and until such payee complies with Section 9.3 in the case of an assignment thereof or, in the case of any other transfer, a written notice of the transfer is filed with the Agent. Any assignee or transferee of a Note agrees by acceptance thereof to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the holder of any Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

         Section 9.2   Participations.

                 9.2.1 Permitted Participants; Effect. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the holder of any such Note for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests and, except as otherwise provided in Section 9.2.3, such sale shall not entitle the Participant to any direct rights against Borrower under the terms of this Agreement or any other Loan Document. Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents.

                 9.2.2 Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Loan or Commitment in which such Participant has an interest which requires the consent of all Lenders pursuant to Section 10.9.

                 9.2.3 Benefit of Setoff. The Borrower agrees that each Participant shall be deemed to have the right of setoff provided in Section
2.5.8 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of setoff provided in Section 2.5.8 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 2.5.8, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 2.5.8 as if each Participant were a Lender.

         Section 9.3   Assignments.

                 9.3.1 Permitted Assignments. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or other entities ("Purchasers") all or any part of its rights and obligations under the Loan Documents; provided, that each such assignment shall be in a minimum amount of $10,000,000 or, if less, all of such Lender's rights and obligations under the Loan Documents. Such assignment shall be in a form acceptable to Agent and the other parties thereto. The consent of the Borrower and the Agent shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender or an Affiliate thereof; provided, however, that if a Default has occurred and is continuing, the consent of the Borrower shall not be required. Such consent shall not be unreasonably withheld.

                 9.3.2 Effect; Effective Date. Upon (i) delivery to the
Agent of a notice of assignment in substantially the form of Exhibit G hereto (a "Notice of Assignment"), together with any consents required by
Section 9.3.1, and (ii) payment of a $4,000 fee to the Agent by the assignor or the assignee for processing such assignment, such assignment shall become effective on the effective date specified in such Notice of Assignment. The Notice of Assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment and Loans under the applicable assignment agreement are "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be "plan assets" under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Borrower, the Lenders or the Agent shall be required to release the transferor Lender with respect to the percentage of the Aggregate Commitment and Loans assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this Section 9.3.2, the transferor Lender, the Agent and the Borrower shall make appropriate arrangements so that replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their Commitment, as adjusted pursuant to such assignment.

         Section 9.4 Dissemination of Information. The Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of the Borrower and its Subsidiaries;
provided, however, that such disclosing Lender shall cause each such actual or potential Transferee to enter into or otherwise be bound by a confidentiality agreement in form and substance similar to the agreement signed by such disclosing Lender in connection with this Agreement.

         Section 9.5 Tax Treatment. If any interest in any Loan Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 2.7.

                                    ARTICLE X

                                  MISCELLANEOUS

         Section 10.1 No Waiver; Remedies Cumulative. No failure by the Agent or any Lender to exercise, and no delay in exercising, any right, power or remedy under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy under this Agreement or any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, power, or remedy. The exercise of any right, power, or remedy shall in no event constitute a cure or waiver of any Event of Default under this Agreement or any other Loan Document nor prejudice the rights of the Agent or any Lender in the exercise of any right hereunder or thereunder. The rights and remedies provided herein and therein are cumulative and not exclusive of any right or remedy provided by law.

         Section 10.2 Governing Law. This Agreement and the other Loan Documents shall be governed by and construed in accordance with the laws of the State of Washington, U.S.A.

         Section 10.3 Consent to Jurisdiction; Waiver of Immunities. Borrower hereby irrevocably submits to the nonexclusive jurisdiction of any state or federal court sitting in Seattle, King County, Washington, in any action or proceeding brought to enforce or otherwise arising out of or relating to this Agreement or any other Loan Document and irrevocably waives to the fullest extent permitted by law any objection which it may now or hereafter have to the laying of venue in any such action or proceeding in any such forum, and hereby further irrevocably waives any claim that any such forum is an inconvenient forum. Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law.

         Section 10.4 Notices. Except as specified in Section 2.5.9 all notices and other communications provided for in this Agreement shall be in writing or (unless otherwise specified) by telex or facsimile transmission and shall be mailed (with first class postage prepaid) or sent or delivered to each party at the address set forth under its name on Schedule 2 hereto, or at such other address as shall be designated by such party in a written notice to each other party. Except as otherwise specified all notices sent by mail, if duly given, shall be effective three Business Days after deposit into the mails, all notices sent by a nationally recognized overnight courier service, if duly given, shall be effective one Business Day after delivery to such courier service, and all other notices and communications if duly given or made shall be effective upon receipt.

         Section 10.5 Severability. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall as to such jurisdiction be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction. To the extent permitted by applicable law, the parties waive any provision of law which renders any provision hereof or thereof prohibited or unenforceable in any respect.

         Section 10.6 Environmental Indemnification. The Borrower agrees to indemnify and hold harmless the Agent and each Lender and each of their respective directors, officers, employees and agents from and against any and all claims, damages, liabilities and expenses (including, without limitation, fees and disbursements of counsel) which may be incurred by or asserted against the Agent or such Lender or any such director, officer, employee or agent which would not have been incurred by or asserted against such person but for the Agent or such Lender being a party to this Agreement, in connection with or arising out of any investigation, litigation, or proceeding related to any claim that Borrower's property or operations do not comply with, or require remedial activity pursuant to, any applicable law, rule, regulation, ordinance or directive issued by any Governmental Authority, including but not limited to environmental laws and regulations.

         Section 10.7 Survival. The representations, warranties and indemnities of Borrower in favor of the Agent and the Lenders and the representations, warranties and indemnities of the Lenders in favor of the Agent shall survive indefinitely and, without limiting the foregoing, shall survive the execution and delivery of this Agreement and the other Loan Documents, the making of any Advance, the Termination Date, and the repayment of all Advances and other amounts due hereunder.

         Section 10.8 Conditions Not Fulfilled. If the Commitments are not borrowed, owing to nonfulfillment of any condition precedent specified in
Article IV, no party hereto shall be responsible to any other party for any damage or loss by reason thereof, except that Borrower shall in any event be liable to pay the amounts for which it is obligated under Section 3.4. If for any other reason the Commitment of any Lender is not borrowed or a Advance is not made, neither the Agent nor any other Lender shall be responsible to Borrower for any damage or loss by reason thereof, nor shall any other Lender or Borrower be excused from its performance hereunder.

         Section 10.9 Entire Agreement; Amendment. The Loan Documents comprise the entire agreement of the parties and may not be amended or modified except by written agreement of Borrower and the Agent. No provision of any of the Loan Documents may be waived except in writing and then only in the specific instance and for the specific purpose for which given. Without the consent of the Required Lenders, the Agent shall not change or modify any of the Loan Documents or waive any of the terms thereof and, without the consent of all Lenders, the Agent shall not change, modify or waive (a) any of the conditions precedent to all loans set out in Section 4.3, (b) the timing or rates of interest payments,
(c) the timing or amounts of commitment fees, (d) the timing or amounts of principal payments due in respect of Advances, (e) the definition of Required Lenders or the acts which must be approved by the Required Lenders or by all Lenders, (f) the Termination Date, including any extension thereof, or (g) the Aggregate Commitment or any Lender's Commitment. The terms of Articles II and VIII shall not be amended without the prior written consent of the Agent (acting for its own account).

                   ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN
                   MONEY, EXTEND CREDIT, OR FORBEAR FROM
                   ENFORCING REPAYMENT OF A DEBT ARE NOT
                   ENFORCEABLE UNDER WASHINGTON LAW.

         Section 10.10 Headings. The headings of the various provisions of this Agreement are for convenience of reference only, do not constitute a part hereof, and shall not affect the meaning or construction of any provision hereof.

         Section 10.11 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same Agreement.

         Section 10.12 Termination of Prior Agreement; Waiver of Notice.. Borrower, each of the Lenders that is a party to the Prior Loan Agreement and Seattle-First National Bank, in its capacity as Agent thereunder, agree that the Prior Loan Agreement shall automatically terminate immediately upon the execution and delivery of this Agreement by all parties hereto and the payment in full of all amounts under the Prior Loan Agreement and the other Loan Documents (as defined therein). The Lenders that are parties to the Prior Loan Agreement and Seattle-First National Bank, in such agency capacity, hereby waive any prior notice of such termination.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers or agents thereunto duly authorized as of the date first above written.

                                              BORROWER:

                                              WASHINGTON ENERGY COMPANY

                                              By
                                                --------------------------------
                                                       Its
                                                          ----------------------
                                              LENDERS:

Amount:             $50,000,000               THE FIRST NATIONAL BANK OF CHICAGO

                                              By
                                                --------------------------------
                                                       Its
                                                          ----------------------

Amount:             $50,000,000               SEATTLE-FIRST NATIONAL BANK

                                              By
                                                --------------------------------
                                                       Its
                                                          ----------------------

Amount:             $30,000,000               THE INDUSTRIAL BANK OF JAPAN,
                                              LIMITED, acting through its
                                              Los Angeles Agency

                                              By
                                                --------------------------------
                                                       Its
                                                          ----------------------

Amount:             $25,000,000               ABN AMRO BANK N.V.

                                              By
                                                --------------------------------
                                                       Its
                                                          ----------------------

                                              By
                                                --------------------------------
                                                       Its
                                                          ----------------------

Amount:             $20,000,000               BANK OF MONTREAL

                                              By
                                                --------------------------------
                                                       Its
                                                          ----------------------

Amount:             $20,000,000               FIRST INTERSTATE BANK OF
                                              WASHINGTON, N.A.

                                              By
                                                --------------------------------
                                                       Its
                                                          ----------------------

Amount:             $20,000,000               NATIONSBANK OF TEXAS, N.A.

                                              By
                                                --------------------------------
                                                       Its
                                                          ----------------------

Amount:             $20,000,000               U.S. BANK OF WASHINGTON, N.A.

                                              By
                                                --------------------------------
                                                       Its
                                                          ----------------------
Amount:             $15,000,000               CIBC INC.

                                              By
                                                --------------------------------
                                                       Its
                                                          ----------------------
                                              AGENT:

                                              THE FIRST NATIONAL BANK OF CHICAGO

                                              By
                                                --------------------------------
                                                       Its
                                                          ----------------------

                                   SCHEDULE 1

                              List of Subsidiaries

                                   SCHEDULE 2

                     List of Parties' Addresses for Notices

LENDERS:

         FIRST NATIONAL BANK OF CHICAGO
         Attn:  Mr. Richard Waldman
                Managing Director
         Mail Suite 0363 - 10th Fl.
         One First National Plaza
         Chicago, IL 60670
                 Tel:  (312) 732-3520
                 Fax:  (312) 732-3055

                 and to:

         Attn:  Ms. Lynn Pozsgay
                Client Services Professional
         Mail Suite 0364 - 10th Fl.
         One First National Plaza
         Chicago, IL 60670
                 Tel:  (312) 732-8705
                 Fax:  (312) 732-4840

         SEATTLE-FIRST NATIONAL BANK
         Attn:  Mr. David A. Dehlendorf
                Vice President
         701 Fifth Avenue, 12th Floor
         Seattle, WA 98104
                 Tel:  (206) 358-3034
                 Fax:  (206) 358-3113

         THE INDUSTRIAL BANK OF JAPAN, LIMITED,
         acting through its Los Angeles Agency
         attn:  Washington Energy Relationship Manager
         350 South Grand, Suite 1500
         Los Angeles, CA  90071
                 Tel:  (213) 893-6453
                 Fax:  (213) 488-9840

         ABN AMRO BANK N.V.
         attn:  Mr. David McGinnis
                Vice President
         One Union Square, #2323
         600 University St.
         Seattle, WA  98101
                 Tel:  (206) 587-0342
                 Fax:  (206) 682-5641

         FIRST INTERSTATE BANK OF WASHINGTON, N.A.
         attn:  Ms. Sue Hendrixson
                Vice President
         999 Third Avenue
         Seattle, WA  98104
                 Tel:  (206) 292-3483
                 Fax:  (206) 292-3120

         BANK OF MONTREAL
         attn:  Mr. James B. Whitmore
                Director, Natural Resources
         U.S. Corporate Banking
         601 So. Figueroa St., #4900
         Los Angeles, CA 90017
                 Tel: (213) 239-0635
                 Fax: (213) 239-0680

         U.S. BANK OF WASHINGTON, N.A.
         attn:  Mr. Wade Black
                Asst. Vice President
         1420 Fifth Avenue
         Seattle, WA 98101
                 Tel: (206) 587-5234
                 Fax: (206) 587-5259

         CIBC INC.
         attn:  Mr. Peter R. Saggau
                Vice President, Utilities Group
         200 West Madison St., #2300
         Chicago, IL 60606
                 Tel: (312) 855-3252
                 Fax: (312) 750-0927

         NATIONSBANK OF TEXAS, N.A.
         attn:  Mr. Jeff A. Forbis
                Senior Vice President,
                Utility Finance Division
         901 Main Street, 64th Fl.
         Dallas, TX 75202-3714
                 Tel: (214) 508-1453
                 Fax: (214) 508-3943

AGENT:

         FIRST NATIONAL BANK OF CHICAGO
         Attn:  Mr. Richard Waldman
                Managing Director
         Mail Suite 0363 - 10th Fl.
         One First National Plaza
         Chicago, IL 60670
                 Tel:  (312) 732-3520
                 Fax:  (312) 732-3055

                 and to:

         Attn:  Ms. Lynn Pozsgay
                   Client Services Professional
         Mail Suite 0364 - 10th Fl.
         One First National Plaza
         Chicago, IL 60670
                 Tel:  (312) 732-8705
                 Fax:  (312) 732-4840

BORROWER:

         WASHINGTON ENERGY COMPANY
         attn:  Ms. Betsy Moseley
                Vice President & Treasurer
         815 Mercer Street
         Seattle, WA 98109
                 Tel: (206) 224-2270
                 Fax: (206) 224-2183

                                   SCHEDULE 3

                                   Litigation

         1. Claim made by the City of Seattle in a letter dated February 24, 1995, a copy of which has been provided to the Agent.

                                    EXHIBIT A

                                      NOTE

                                (Committed Loans)

$[Lender's Commitment]                                            March 31, 1995

         Washington Energy Company, a Washington corporation (the "Borrower"), promises to pay, on or before the Termination Date (as defined in the Agreement referred to below), to the order of ______________________ (the "Lender") the lesser of the principal sum of _________________ Dollars or the aggregate unpaid principal amount of all Committed Loans made by the Lender to the Borrower pursuant to Sections 2.1 and 2.2 of the Credit Agreement (as the same may be amended or modified, the "Agreement") hereinafter referred to, in lawful money of the United States of America in immediately available funds at the main office of The First National Bank of Chicago in Chicago, Illinois, as Agent, together with interest in like money and funds on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement.

         The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Committed Loan and the date and amount of each principal payment hereunder; provided, however, that any failure to so record shall not affect the Borrower's obligations hereunder.

         This Note (Committed Loans) is one of the Notes issued pursuant to, and is entitled to the benefits of, the Credit Agreement, dated as of March 31, 1995, among the Borrower, The First National Bank of Chicago, individually and as Agent, and the banks named therein, including the Lender, to which Agreement, as it may be amended from time to time, reference is hereby made for a statement of the terms and conditions under which this Note may be prepaid or its maturity date accelerated. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

                                              WASHINGTON ENERGY COMPANY

                                              By:
                                                --------------------------------
                                                    Title:
                                                          ----------------------

                   SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL
                                       TO
              NOTE (COMMITTED LOANS) OF WASHINGTON ENERGY COMPANY,
                              DATED MARCH 31, 1995

            Principal                   Maturity of    Principal
            Amount of      Rate         Interest       Amount        Unpaid
Date        Advance        Option       Period         Paid          Balance
----        ---------      ------       -----------    ---------     -------


                                    EXHIBIT B

                                      NOTE

                             (Competitive Bid Loans)


                                                           __________, 19___

         Washington Energy Company, a Washington corporation (the "Borrower"), promises to pay to the order of ____________ (the "Lender"), on or before the Termination Date (as defined in the Agreement referred to below) the aggregate unpaid principal amount of all Competitive Bid Loans made by the Lender to the Borrower pursuant to Sections 2.1 and 2.3 of the Credit Agreement hereinafter referred to (as the same may be amended or modified, the "Agreement"), in lawful money of the United States in immediately available funds at the main office of The First National Bank of Chicago, as Agent, in Chicago, Illinois, together with interest, in like money and funds, on the unpaid principal amount hereof at the rates and on the dates determined in accordance with the Agreement. The Borrower shall pay each Competitive Bid Loan in full on the last day of such Competitive Bid Loan's applicable Interest Period.

         The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or otherwise record in accordance with its usual practice, the date and amount of each Competitive Bid Loan and the date and amount of each principal payment hereunder; provided, however, that any failure to so record shall not affect the Borrower's obligations hereunder.

         This Note (Competitive Bid Loans) is one of the Notes issued pursuant to, and is entitled to the benefits of, the Credit Agreement dated as of March 31, 1995, among the Borrower, The First National Bank of Chicago, individually and as Agent, and the banks named therein, including the Lender, to which Agreement, as it may be amended from time to time, reference is hereby made for a statement of the terms and conditions under which this Note may be prepaid or its maturity date accelerated. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

                                                   WASHINGTON ENERGY COMPANY

                                                   By:
                                                      --------------------------
                                                            Title:
                                                                  --------------

                   SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL
                                       TO
           NOTE (COMPETITIVE BID LOANS) OF WASHINGTON ENERGY COMPANY,
                              DATED MARCH 31, 1995

            Principal                   Maturity of    Principal
            Amount of      Rate         Interest       Amount        Unpaid
Date        Advance        Option       Period         Paid          Balance
----        ---------      ------       -----------    ---------     -------


                                    EXHIBIT C

                          COMPETITIVE BID QUOTE REQUEST

                                 (Section 2.3.2)

                                                           __________, 19___

To:      The First National Bank of Chicago,
         as agent (the "Agent")

From:    Washington Energy Company ("Borrower")

Re: Credit Agreement (the "Agreement") dated as of March 31, 1995, among the Borrower, The First National Bank of Chicago, individually and as Agent, and the Lenders listed on the signature pages thereof.

         We hereby give notice pursuant to Section 2.3.2 of the Agreement that we request Competitive Bid Quotes for the following proposed Competitive Bid Advance(s):

Borrowing Date: __________, 19___

Principal Amount(1)                                    Interest Period(2)

$


         Such Competitive Bid Quotes should offer a [Competitive Bid Margin] [Absolute Rate].

         Upon acceptance by the undersigned of any or all of the Competitive Bid Advances offered by Lenders in response to this request, the undersigned shall be deemed to affirm as of such date the representations and warranties made in the Agreement to the extent specified in Article IV thereof. Capitalized terms used herein have the meanings assigned to them in the Agreement.

                                                   WASHINGTON ENERGY COMPANY

                                                   By:
                                                      --------------------------
                                                            Title:
                                                                  --------------

--------------------
         (1) Amount must be at least $5,000,000 and an integral multiple of $1,000,000.

         (2) One, two, three or six months (Eurodollar Auction) or at least seven and up to 270 days (Absolute Rate Auction), subject to the provisions of the definitions of Eurodollar Interest Period and Absolute Rate Interest Period.

                                    EXHIBIT D

                      INVITATION FOR COMPETITIVE BID QUOTES

                                 (Section 2.3.3)

                                                           __________, 19___

To:              [Name of Lender]

Re:              Invitation for Competitive Bid Quotes to
                 Washington Energy Company (the "Borrower")

         Pursuant to Section 2.3.3 of the Credit Agreement dated as of March 31, 1995 (the "Agreement") among the Borrower, the Lenders parties thereto and the undersigned, as Agent, we are pleased on behalf of the Borrower to invite you to submit Competitive Bid Quotes to the Borrower for the following proposed Competitive Bid Advance(s):

Borrowing Date:  __________, 19___

Principal Amount                                            Interest Period

$

         Such Competitive Bid Quotes should offer a [Competitive Bid Margin] [Absolute Rate]. Your Competitive Bid Quote must comply with Section 2.3.4 of the Agreement and the foregoing terms in which the Competitive Bid Quote Request was made. Capitalized terms used herein have the meanings assigned to them in the Agreement.

         Please respond to this invitation by no later than 10:00 a.m. Chicago time on __________ , 19___.

                                           THE FIRST NATIONAL BANK OF
                                           CHICAGO, as Agent

                                           By:
                                              ----------------------------------
                                                   Authorized Officer

                                    EXHIBIT E

                              COMPETITIVE BID QUOTE

                                 (Section 2.3.4)

                                                           __________, 19___

To:    The First National Bank of Chicago, as Agent
       Attn:__________________

Re:    Competitive Bid Quote to Washington Energy Company (the "Borrower")

In response to your invitation on behalf of the Borrower dated_________, 19___, we hereby make the following Competitive Bid Quote pursuant to Section
2.3.4 of the Credit Agreement hereinafter referred to and on the following terms:

1.     Quoting Lender:_______________________________________

2.     Person to contact at Quoting Lender:__________________

3.     Borrowing Date: ___________, 19___.(1)

4. We hereby offer to make Competitive Bid Loan(s) in the following principal amounts, for the following Interest Periods and at the following rates:


---------------------
                  (1) As specified in the related Invitation.

Principal         Interest         [Competitive         [Absolute       Minimum
Amount(2)         Period(3)       Bid Margin(4)]         Rate(5)]       Amount(6)
---------         ---------       --------------        ---------       ---------
$


       We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the Credit Agreement dated as of March 31, 1995 among the Borrower, the Lenders listed on the signature pages thereof and yourselves, as Agent, irrevocably obligates us to make the Competitive Bid Loan(s) for which any offer(s) are accepted, in whole or in part.

                                                          Very truly yours,

                                                          [NAME OF LENDER]

Dated: __________, 19___                      By:_______________________________
                                                        Authorized Officer


--------------------------
               (2) Principal amount bid for each Interest Period may not exceed principal amount requested. Bids must be made for at least $5,000,000 and an integral multiple of $1,000,000.

               (3) One, two, three or six months (Eurodollar Auction) or at least seven and up to 270 days (Absolute Rate Auction), as specified in the related Invitation.

               (4) Competitive Bid Margin over or under the Eurodollar Base Rate determined for the applicable Interest Period. Specify percentage (rounded to the nearest 1/100 of 1%) and specify whether "PLUS" or "MINUS".

               (5) Specify rate of interest per annum (rounded to the nearest 1/100 of 1%).

               (6) Specify minimum amount which the Borrower may accept (see
Section 2.3.4(ii)(d)).

                                    EXHIBIT F
                      LEGAL OPINION OF COUNSEL FOR BORROWER

                                 March __, 1995

The First National Bank of Chicago
Seattle-First National Bank
The Industrial Bank of Japan, Limited
ABN AMRO Bank N.V.
Bank of Montreal
First Interstate Bank of Washington, N.A.
NationsBank of Texas, N.A.
U.S. Bank of Washington, N.A.
CIBC Inc.

         Re:     Washington Energy Company 1995 Credit Agreement

Ladies and Gentlemen:

         We have acted as counsel for Washington Energy Company, a Washington corporation (the "Borrower"), in connection with the execution and delivery by the Borrower of that certain Credit Agreement (the "Agreement"), dated as of March 31, 1995, by and among the Borrower and The First National Bank of Chicago, Seattle-First National Bank, The Industrial Bank of Japan, Limited, ABN AMRO Bank N.V., Bank of Montreal, First Interstate Bank of Washington, N.A., NationsBank of Texas, N.A., U.S. Bank of Washington, N.A., and CIBC Inc. (the "Lenders"), and The First National Bank of Chicago, as Agent for the Lenders. Capitalized terms used herein and not otherwise defined are used as defined in the Agreement. The term "First-Tier Subsidiary" as used herein shall mean those Subsidiaries that are identified as First Tier Subsidiaries on Schedule 1 to the Agreement.

         In connection with this opinion we have examined only the following documents, certificates and records (the "Documents").

         (1) The Agreement, together with all exhibits and schedules thereto.

         (2)     The Notes.

         (3) The documents furnished by the Borrower pursuant to Section 4.2(b) of the Agreement.

         (4) The Articles of Incorporation of each of the First-Tier Subsidiaries and all amendments thereto.

         (5) The Bylaws of each of the First-Tier Subsidiaries and all amendments thereto.

         (6) The stock records of each of the First-Tier Subsidiaries and resolutions of the respective Boards of Directors of the First-Tier Subsidiaries relating to issuance of their respective shares.

         (7) The Borrower's Annual Report on Form 10-K filed with the Securities and Exchange Commission ("SEC") for the Borrower's fiscal year ended September 30, 1994.

         (8) The Borrower's Quarterly Report on Form 10-Q filed with the SEC for the Borrower's fiscal quarter ended December 31, 1994.

         (9) Certificates from the Secretary of State of Washington, dated March __, 1995, certifying that each of the Borrower and the First-Tier Subsidiaries is duly authorized to transact business or conduct affairs as a corporation in the State of Washington.

         (10) Certificates, dated as of the date of this opinion, of officers of the Borrower and the First-Tier Subsidiaries with respect to certain matters, copies of which are attached hereto.

         (11) The Indenture of First Mortgage dated April 1, 1957, between Washington Natural Gas Company and Harris Trust and Savings Bank, as trustee, as amended.

         (12) Such other documents and matters as we have deemed necessary as a basis for our opinion.

         We have based our opinion expressed in paragraph 1 below as to the good standing of the Borrower and the First-Tier Subsidiaries under the laws of the State of Washington solely upon the certificates identified in items (9) and
(10) above.

                                   ASSUMPTIONS

         In connection with this opinion, we have assumed:

         (i) The authenticity of each Document submitted to us as an original, the conformity to the original of each Document submitted to us as a copy, the genuineness of all signatures that are on such originals or copies (other than the signature of

Borrower on the Agreement and the Notes), the legal capacity of all natural persons executing Documents, and the completeness and accuracy as of the date of this opinion of the information contained in the Documents.

         (ii) The Agreement constitutes the valid and binding obligation of all parties thereto other than the Borrower and is enforceable against such parties in accordance with its terms.

         (iii) If the Lenders seek to enforce their rights under the Agreement and the Notes, they will do so in a commercially reasonable manner and in accordance with applicable procedural law and requirements.

         As used in this opinion, the term "current actual knowledge" means (a) such knowledge as we have obtained from our examination of the Documents and from inquiries of officers of each of Borrower and the First-Tier Subsidiaries (as to, among other matters, those indentures, mortgages, contracts or other agreements or instruments to which the Borrower or any First-Tier Subsidiary is a party), and (b) the actual knowledge of attorneys who are currently members of this firm and who are currently involved in substantive legal representation of the Borrower or the First-Tier Subsidiaries. We have not undertaken any independent investigation to determine the accuracy of any statements qualified by this term, and any limited inquiry undertaken by us during the preparation of this opinion should not be regarded as such an investigation. In addition, no inference as to our knowledge of any matters bearing on the accuracy of any statements qualified by this term should be drawn from the fact of our representation of the Borrower and the First-Tier Subsidiaries.

         Based solely on the foregoing and on our examination of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion, and subject to the assumptions, qualifications and limitations set forth herein, it is our opinion that:

         1. Each of the Borrower and the First-Tier Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Washington. The Borrower is not required to qualify to do business as a foreign corporation in any jurisdiction. To our current actual knowledge, each First-Tier Subsidiary is duly qualified to do business in each jurisdiction where the nature of its activities or the ownership of its properties requires such qualification, except to the extent that failure to be so qualified does not have a material adverse effect on the business, operations or financial condition of the Borrower and the First-Tier Subsidiaries taken as a whole. The Borrower and the First-Tier Subsidiaries have full corporate power to carry on their respective businesses as presently conducted and to own and operate the respective properties and assets that each of them now owns and operates. The Borrower has full corporate power to execute, deliver and perform the Agreement and the Notes.

         2. The execution, delivery and performance by the Borrower of the Agreement and the Notes, and borrowing by the Borrower under and in accordance with the terms and conditions of the Agreement, have been duly authorized by all necessary corporate action of the Borrower; do not require any approval by the shareholders of the Borrower; do not require the approval or consent of any trustee or holder of any Indebtedness of the Borrower of which we have current actual knowledge; do not contravene any law or regulation or the Borrower's Articles of Incorporation or Bylaws; to our current actual knowledge, do not contravene any order which is binding on the Borrower; and do not contravene the provisions of or constitute a default under any indenture, mortgage, contract or other agreement or instrument of which we have current actual knowledge and to which the Borrower or any First-Tier Subsidiary is a party or by which the Borrower or any First-Tier Subsidiary or any of the properties of the Borrower or any First-Tier Subsidiary may be bound or affected; and do not result in the creation or imposition of any Lien on any of the assets of the Borrower or any First-Tier Subsidiary pursuant to any indenture, mortgage, contract or other agreement or instrument of which we have current actual knowledge and to which the Borrower or any First-Tier Subsidiary is a party.

         3. Except for reports required to be filed by the Borrower with the United States Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934, no federal or state Government Approval or filing or registration with any federal or state Governmental Authority is required for the execution, delivery and performance by the Borrower of the Agreement or the Notes or in connection with borrowings under the Agreement.

         4. The Agreement and the Notes have been duly executed and delivered by the Borrower and are valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws of general application affecting the enforcement of creditors' rights, (b) implied obligations of good faith and fair dealing and considerations of commercial reasonableness, or (c) other applicable laws and equitable principles which may affect certain of the remedies provided therein which applicable laws and equitable principles do not make the remedies provided in the Loan Documents in connection with a material breach of a material covenant inadequate for the practical realization of the principal benefits intended to be provided thereby.

         5. Except as disclosed in the Borrower's Form 10-K filed with the SEC for the Borrower's fiscal year ended September 30, 1994, in the Borrower's Form 10-Q filed with the SEC for the Borrower's fiscal quarter ended December 31, 1994, or on Schedule 3 to the Agreement, to our current actual knowledge, there are no actions, proceedings, investigations or claims against the Borrower or any of the First-Tier Subsidiaries now pending before any court, arbitrator or Governmental Authority (nor, to our current actual knowledge, has any thereof been threatened), which if determined adversely to the Borrower or any of the First-Tier Subsidiaries would be likely to have a material adverse effect on the business, operations or financial condition of the Borrower and the First-Tier Subsidiaries taken as a whole or on the ability of the Borrower to perform its obligations under the Agreement and the Notes.

         6. To our current actual knowledge, except as described in the financial statements furnished by the Borrower to the Lenders pursuant to
Section 5.6 of the Agreement (a) neither the Borrower nor any First-Tier Subsidiary is in violation of or subject to any contingent liability on account of any laws, rules, regulations and orders of any Governmental Authority, except for violations which in the aggregate do not have a material adverse effect on the business, operations or financial condition of the Borrower and the First-Tier Subsidiaries taken as a whole, and (b) neither the Borrower nor any First-Tier Subsidiary is in material breach of or material default under any agreement to which it is a party or which is binding on it or any of its assets.

         7. To our current actual knowledge, the Borrower is not engaged principally or as one of its important activities in the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Federal Reserve Regulation U).

         8. Schedule 1 to the Agreement correctly sets forth, as of the date hereof, the authorized capitalization of each First-Tier Subsidiary and, to our current actual knowledge, the number of shares of each class of capital stock issued and outstanding of each First-Tier Subsidiary. The outstanding shares of each First-Tier Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable. To our current actual knowledge, each of the Borrower and the First-Tier Subsidiaries owns beneficially and of record the respective shares it is listed as owning on Schedule 1.

         9. The Borrower is not an "investment company" or a company "controlled" by an investment company within the meaning of the Investment Company Act of 1940, as amended. To our current actual knowledge, the Borrower does not own any shares of capital stock of a "holding company" as such term is defined in the Public Utility Holding Company Act of 1935, as amended, and is not a "subsidiary company" of a "registered holding company" within the meaning of said Act. Borrower is a "holding company" as defined in said Act by reason of its ownership of all of the outstanding shares of common stock of Washington Natural Gas Company, but is exempt from said Act, except the provisions of
Section 9(a)(2) thereof, by virtue of Section 3(a)(1) thereof and Rule 2 thereunder.

         We do not purport to be experts on, or to express any opinion herein concerning, any law other than the law of the State of Washington and the federal laws of the United States.

         This opinion is rendered to you in connection with the above transaction and is solely for your benefit. This opinion may not be relied upon by you for any other purpose and may not be relied upon by any other person, firm or corporation (other than your successors and permitted assigns) for any purpose without our prior written consent except in connection with the enforcement of the Agreement and the Notes or the inspection of your files by governmental examiners or auditors or as required by law. We disclaim any responsibility to advise you, your successors and permitted assigns, or the Borrower of any changes in facts or applicable law that occur after the date hereof and that might affect this opinion.

                                Very truly yours,

Enclosures
-- Copies of Officer Certificates

                                    EXHIBIT G
                              NOTICE OF ASSIGNMENT
                                                          ________________, 19__

To:              WASHINGTON ENERGY COMPANY
                 =========================


                 THE FIRST NATIONAL BANK OF CHICAGO
                 ==================================


From:            [NAME OF ASSIGNOR] (the "Assignor")

                 [NAME OF ASSIGNEE] (the "Assignee")

         1. We refer to the Credit Agreement dated as of March ___, 1995 among Washington Energy Company (the "Borrower"), the Lenders party thereto and The First National Bank of Chicago, as Agent for the Lenders (the "Credit Agreement"). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement.

         2. This Notice of Assignment (this "Notice") is given and delivered to ***[the Borrower and]***(1) the Agent pursuant to Section 9.3.2 of the Credit Agreement.

         3. The Assignor and the Assignee have entered into an Assignment Agreement, dated as of _______, 19__ (the "Assignment"), pursuant to which, among other things, the Assignor has sold, assigned, delegated and transferred to the Assignee, and the Assignee has purchased, accepted and assumed from the Assignor an undivided ___% interest in all outstandings, rights and obligations of the Assignor ***[other than Competitive Bid Loans made by the Assignor]*** under the Credit Agreement. The Effective Date of the Assignment shall be the later of ____________, 19__ or two Business Days (or such shorter period as agreed to by the Agent) after this Notice of Assignment and any consents and fees required by Sections 9.3.1 and 9.3.2 of the Credit Agreement have been delivered to the Agent, provided that the Effective Date shall not occur if any condition precedent

----------------------
         (1) To be included only if consent must be obtained from the Borrower pursuant to Section 9.3.1 of the Credit Agreement.

agreed to by the Assignor and the Assignee has not been satisfied.

         4. The Assignor and the Assignee hereby give to the Borrower and the Agent notice of the assignment and delegation referred to herein. The Assignor will confer with the Agent before __________, 19__ to determine if the Assignment Agreement will become effective on such date pursuant to Section 3 hereof, and will confer with the Agent to determine the Effective Date pursuant to Section 3 hereof if it occurs thereafter. The Assignor shall notify the Agent if the Assignment Agreement does not become effective on any proposed Effective Date as a result of the failure to satisfy the conditions precedent agreed to by the Assignor and the Assignee. At the request of the Agent, the Assignor will give the Agent written confirmation of the satisfaction of the conditions precedent.

         5. The Assignor or the Assignee shall pay to the Agent on or before the Effective Date the processing fee of $4,000 required by Section 9.3.2 of the Credit Agreement.

         6. If Notes are outstanding on the Effective Date, the Assignor and the Assignee request and direct that the Agent prepare and cause the Borrower to execute and deliver new Notes or, as appropriate, replacement notes, to the Assignor and the Assignee. The Assignor and, if applicable, the Assignee each agree to deliver to the Agent the original Note received by it form the Borrower upon its receipt of a new Note in the appropriate amount.

         7. The Assignee advises the Agent that notice and payment instructions are set forth in the attachment of this Notice of Assignment.

         8. The Assignee hereby represents and warrants that none of the funds, monies, assets or other consideration being used to make the purchase pursuant to the Assignment are "plan assets" as defined under ERISA and that its rights, benefits, and interests in and under the Loan Documents will not be "plan assets" under ERISA.

         9. The Assignee authorizes the Agent to act as its agent under the Loan Documents in accordance with the terms thereof. The Assignee acknowledges that the Agent has no duty to supply information with respect to the Borrower or the Loan Documents to the Assignee until the Assignee becomes a party to the Credit Agreement.***(2).

----------------------
         (2) May be eliminated if Assignee is a party to the Credit Agreement prior to the Effective Date.

NAME OF ASSIGNOR                           NAME OF ASSIGNEE

By:  _____________________                 By: __________________________

Title:  __________________                 Title: _______________________


ACKNOWLEDGED                               ACKNOWLEDGED
[AND CONSENTED TO] BY:                     [AND CONSENTED TO] BY:
THE FIRST NATIONAL BANK                    WASHINGTON ENERGY COMPANY
OF CHICAGO

By:  _____________________                 By: __________________________

Title:  __________________                 Title: _______________________

                        WASHINGTON ENERGY COMPANY (WECO)
                                CREDIT AGREEMENT

                                   SCHEDULE 1
                              LIST OF SUBSIDIARIES

A.       FIRST-TIER SUBSIDIARIES

         1.      WASHINGTON NATURAL GAS COMPANY, a Washington corporation

                 Common Stock:
                 common stock has $5 par value
                 shares authorized total 25,000,000
                 shares outstanding total 10,842,131
                 shares owned by WECO total 10,842,131, representing 100%
                   ownership

                 Preferred Stock:
                 authorized:  1,000,000 shares of
                 $100 par value and 4,000,000 shares
                 of $25 par value -

                                                              Shares Outstanding
                 7.45%, Series II, $25 par value                    2,400,000
                 8.50%, Series III, $25 par value                   1,200,000

         2.      THERMAL ENERGY, INC., a Washington corporation

                 common stock has $10 par value
                 shares authorized total 1,000,000
                 shares outstanding total 600,000

                 shares owned by WECO total 600,000, representing 100%
                   ownership

         3.      THERMRAIL, INC., a Washington corporation

                 common stock has $10 par value
                 shares authorized total 300,000
                 shares outstanding total 100,000
                 shares owned by WECO total 100,000, representing 100%
                   ownership

         4.      WECO FINANCE COMPANY, a Washington corporation

                 common stock has no par value
                 shares authorized total 500,000
                 shares outstanding total 110,000
                 shares owned by WECO total 110,000, representing 100%
                   ownership

         5.      WASHINGTON ENERGY SERVICES COMPANY, a Washington corporation common stock has $10 par value
                 shares authorized total 100,000
                 shares outstanding total 100,000
                 shares owned by WECO total 100,000, representing 100%
                   ownership

         6. WASHINGTON ENERGY GAS MARKETING COMPANY, a Washington corporation common stock has $10 par value shares authorized total 1,000,000 shares outstanding total 1,000 shares owned by WECO total 1,000, representing 100% ownership

B.       OTHER SUBSIDIARIES

         1.      THERMAL RESOURCES, INC., a Montana corporation

                 common stock has no par value
                 shares authorized total 50,000
                 shares issued total 50,000
                 shares owned by Thermal Energy, Inc. total 50,000,
                   representing 100% ownership

         2.      MERCER INSURANCE COMPANY LIMITED, a Bermuda corporation

                 common stock has $10 par value
                 shares authorized total 40,000
                 shares outstanding total 40,000
                 shares owned by WECO Finance Company total 39,993,
                   representing 99.9% ownership

         3.      WNG CAP I, INC., a Washington corporation

                 common stock has $10 par value
                 shares authorized total 50,000
                 shares outstanding total 100
                 shares owned by WNG total 100, representing 100% ownership

         4.      WNG CAP II, INC., a Washington corporation

                 common stock has $10 par value
                 shares authorized total 50,000
                 shares outstanding total 100
                 shares owned by WNG total 100, representing 100% ownership

         5.      TONGUE RIVER HOLDINGS, INC., a Montana corporation

                 common stock has $1 par value
                 shares authorized total 200
                 shares outstanding total 170
                 shares owned by Transportation Properties, a partnership,
                   total 170, representing 100% ownership

         6.      TRANSPORTATION PROPERTIES, a Montana General Partnership

                 owned 90% by ThermRail, Inc.

         7.      TONGUE RIVER RAILROAD COMPANY, a Montana Limited Partnership

                 owned 99.22% by Transportation Properties and .78% by
                   Tongue River Holdings, Inc.